2022 PROXY STATEMENT

Advancing our clean energy future

Portland General Electric

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Message to our Shareholders from our Board Chair

Dear Fellow Shareholders,
We are pleased to invite you to attend Portland General Electric’s (PGE) Annual Shareholder Meeting to be held virtually on Friday, April 22, 2022, at 8:00 a.m. Pacific Time. This Proxy Statement outlines how to attend the virtual meeting and the matters to be voted on at the meeting.
As an independent Board, we continue to play a key role in providing strategic guidance and oversight to accelerate and advance PGE’s vital work to build a safe, reliable, resilient and affordable electric utility that is leading the transition to a clean energy future for its customers. In 2021, PGE made progress against its decarbonization and electrification strategies and continued to deliver safe, reliable energy in the midst of significant climate related challenges. Through its solid operational performance, the Company saw strong growth and drove good results, positioning it well for the future.
This Proxy Statement describes PGE's corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices. A key component to our effective governance is the Board’s commitment to provide oversight and perspectives reflecting a diversity of independent views. This year’s Board nominees represent a wide range of backgrounds and expertise. We believe our diversity of experiences, perspectives, and skills contributes to the Board’s effectiveness in managing risk and providing guidance that positions the Company for long-term success in a dynamically changing environment.
Outside the continued unprecedented external influences created by the COVID-19 pandemic, it was an incredibly busy year that included a revised enterprise risk management framework, accelerated decarbonization goals and heightened oversight over diversity, equity and inclusion programs; which are all foundational to the Company’s strategy, values and future. This year we implemented significant structural changes to make our environmental, social and governance (ESG) responsibilities more actionable. We formalized a “Sustainability and ESG Governance Framework” bringing a systematic approach to aligning ESG, customer needs and business goals, as well as to provide greater transparency to stakeholders around ESG risks and opportunities. We also embedded in the committee charters sustainability and ESG oversight including increased responsibility for the Nominating and Corporate Governance Committee resulting in the change of name to the “Nominating, Governance and Sustainability Committee.”
In 2021, we continued our active engagement with investors, regulators and other stakeholders to listen, learn and bring input back to the Board. We value your feedback. And we remain accessible to you through the channels described in the Proxy Statement.
The Company is well positioned to provide long-term, sustainable value for all stakeholders, including shareholders. On behalf of the entire Board, thank you for your continued investment in PGE.
Sincerely,

Jack Davis Board Chair

Letter to our Shareholders from our Chief Executive Officer

Dear Shareholders,
We have all witnessed profound changes in our daily lives and our world during the past several years, from climate change to the pandemic to social unrest. Today, our core strategies to decarbonize the grid, electrify the economy and meet the highest performance standards as we operate our business are more important than ever, and reflect our customers’ and societies’ accelerated focus on clean energy and sustainability.
Extreme weather events in 2021, including a historic ice storm and record heat, showed us once again that there is no more urgent priority than decarbonizing our power supply, while delivering reliable and affordable service to customers. We worked closely with a broad coalition and Oregon lawmakers to develop some of the most ambitious clean energy legislation in the country. Between now and 2030, we are working to reduce greenhouse gas emissions associated with the power we serve to our customers by at least 80%, reaching 100% reduction by 2040.
To achieve these goals, we continued to leverage technology to deliver a more resilient, integrated grid. We officially opened the new Integrated Operations Center and launched the Advanced Distribution Management System, cornerstones as we enable the integration of greater amounts of renewable energy and increasing system flexibility, reliability, and resiliency.
We are accelerating the conversion to electric transportation by expanding the region’s public charging network, supporting electric public transit alternatives, and partnering with utilities throughout the West to give long-haul freight trucking customers access to high-capacity charging stations.
Customers are not only urging us to go further and faster, but they are partnering with us on the journey to a clean energy future and becoming active grid participants. For the 13th consecutive year, our voluntary renewable energy program was ranked #1 in the U.S. by the National Renewable Energy Laboratory.
Through all this change, we must ensure a clean, reliable and affordable energy future is accessible to all. Our focus on affordability drives us to continuously innovate, keep pricing at the forefront of discussions with policymakers and regulators and provide a variety of assistance programs for customers who need help with their electric bills.
Underpinning this work is our commitment to diversity, equity and inclusion. In 2021, we continued to advance female and BIPOC leadership across the company. Black, Indigenous and People of Color now comprise over 25% of our employees and 23% of our management. A third of our employees and 34% of our management are female.
I would like to express my sincere appreciation to the board of directors for their guidance and specifically to Kirby Dyess and Neil Nelson for their many years of service to PGE.
In these rapidly changing times, PGE’s leadership team and our employees recognize our role in powering the advancement of society. We are deeply committed to working with all our stakeholders with purpose, resolve and urgency for a clean, reliable and affordable energy future that benefits all.
Thank you,

Maria M. Pope President and CEO

1.Below baseline period, defined in HB 2021 as the average annual greenhouse gas emissions for 2010, 2011 and 2012 associated with the electricity sold to retail consumers.

Notice of Virtual Annual Meeting of Shareholders

Date & Time	Virtual meeting Location	Record Date
April 22, 2022 8:00 a.m., Pacific Time	virtualshareholdermeeting.com/POR2022 There will be no physical location for shareholders to attend	February 22, 2022
You can vote if you were a shareholder of record on February 22, 2022

ITEMS OF BUSINESS
1	Election to our Board of Directors of the 11 nominees identified in the Proxy Statement
2	Advisory vote to approve the compensation of our named executive officers
3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2022
4	Other business matters properly brought before our 2022 Annual Meeting
Your vote is important to us. Please exercise your shareholder right to vote as soon as possible, regardless of whether you plan to attend the meeting.

WAYS TO VOTE

ONLINE Vote online in advance of the meeting: proxyvote.com	BY PHONE Vote by phone from the US or Canada: 1-800-690-6903	BY MAIL If you have received a printed version of our proxy materials, you may vote by mail.	BY BALLOT Attend our virtual Annual Meeting and vote by following the instructions on the meeting website.
For the Board of Directors,
Angelica Espinosa
Deputy General Counsel and Corporate Secretary

Important notice regarding the availability of proxy materials for the
2022 Annual Meeting of Shareholders to be held on April 22, 2022
As permitted under SEC rules, we are mailing our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement and 2021 Annual Report are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
You may also access our proxy materials at www.proxyvote.com
We are making the Proxy Statement and the form of proxy first available on or about March 8, 2022.

Proxy Statement Summary
Proxy Statement Summary

This summary highlights selected information to assist you in your review of this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. Information regarding the performance of the Company is available in the Company’s Annual Report to Shareholders for the year ended December 31, 2021, which accompanies this Proxy Statement and is available on the Company’s website at https://investors.portlandgeneral.com/financial-information/annual-reports. For additional information about the Annual Shareholders Meeting and voting, please see “Questions and Answers.” This Proxy Statement and the accompanying form of proxy card or voting instruction form are first being made available to shareholders on or about March 8, 2022. All website references in our proxy materials are inactive textual references, and the information on, or that can be accessed through, such websites does not constitute a part of these materials.
Shareholder Voting Matters

Item	For More Information	Board Recommendation
Item 1: Election to our Board of Directors of the 11 Nominees named in the Proxy Statement	Page 31	FOR Each Director

•The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated each of the 11 directors for re-election to our Board.
•The Board believes its members encompass a range of talents, skills, expertise and qualifications to sufficiently provide sound and prudent oversight of the Company's business, and oversee its operations, risks and long-term strategy. The directors reflect the diversity of PGE's shareholders, employees, customers and communities in which we serve.
•Shareholders are being asked to elect each director to serve until the 2023 Annual Meeting.

Rodney Brown	Jack Davis	Dawn Farrell
Mark Ganz	Marie Oh Huber	Kathryn Jackson
Michael Lewis	Michael Millegan	Lee Pelton
Maria Pope	James Torgerson

Item	For More Information	Board Recommendation
Item 2: Advisory vote to approve the compensation of our named executive officers	Page 81	FOR

•Our executive compensation program is described in the Compensation Discussion and Analysis section of the Proxy Statement.
•The Compensation and Human Resources Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves shareholders well.
•Shareholders are being asked for an advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis section and related compensation tables.

Portland General Electric 2022 Proxy Statement	1

Proxy Statement Summary

Compensation Best Practices
What We Do		What We Do Not Do
✓	Significant performance-based compensation aligned with strategy	✗	No long-term employment contracts. Executives employed at will
✓	Appropriate compensation peer group	✗	No excise tax gross-ups on change in control payments
✓	Incentive award payouts are based on a balanced mix of short-term and long-term Company performance	✗	No significant perquisites to executive officers
✓	Double-trigger change in control provisions for equity award vesting	✗	No short sales, transactions in derivatives, hedging or pledging of Company securities by directors or executive officers
✓	Meaningful stock ownership guidelines	✗	No single trigger change in control payouts
✓	Robust incentive compensation clawback policy	✗	No dividends on unvested equity
✓	Annual compensation program risk assessment
✓	Independent compensation consultant that performs no services for the Company other than services for the Compensation and Human Resources Committee

Pay for Performance

2021 Target Direct Compensation for Chief Executive Officer
19%	20%	42%	18%

62% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs

2021 Target Direct Compensation for Other Named Executive Officers
38%	23%	27%	12%

50% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs

Item	For More Information	Board Recommendation
Item 3: Ratification of the appointment of independent registered public accounting firm for fiscal year 2022	Page 84	FOR

•The Audit and Risk Committee and the Board believe the continued retention of Deloitte & Touche LLP (Deloitte) as the Company's independent registered public accounting firm for fiscal year 2022 is in the best interest of the Company and its shareholders.
•Shareholders are being asked to ratify the Audit and Risk Committee's selection of Deloitte as the Company's independent auditor.

Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including those regarding implementation of our business plans, technology transitions, our business, strategies and financial performance, our offerings of new services, and other statements that are not historical fact, and actual results could differ materially from these forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section, as well as other sections of our 2021 Annual Report on Form 10-K, available on our website at investors.portlandgeneral.com/financial-information/sec-filings, as well as, or in addition to, other filings with the SEC. All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date of this Proxy Statement, and the Company undertakes no obligation to update any such statements.

2	Portland General Electric 2022 Proxy Statement

Strategy, Performance and Sustainability
Strategy, Performance and Sustainability

Lead the Clean Energy Future
Portland General Electric exists to power the advancement of society. We energize lives, strengthen communities and foster energy solutions that promote social, economic and environmental progress. We aim to lead by reducing carbon emissions, increasing electrification, and doing so with the competence and credibility earned over our 130-year history. Together with customers, communities, partners and investors, we are creating a safe, reliable, clean and accessible energy future. We are actively removing greenhouse gas emissions from our system, electrifying the economy from transportation to homes and buildings, and offering products and services that put customers in control of their energy journey. We must also maintain affordability, which drives us to continuously explore and innovate - deploying new technologies, simplifying processes and reducing costs as we deliver exceptional value for our customers.
Customers count on us to power their lives with safe, reliable and affordable clean energy. Today, we are focused on building one of the cleanest energy portfolios in the country. By accelerating the addition of renewable resources as part of our system, we are working towards making our energy supply cost-effective and diverse, while delivering the reliability our customers expect. At the same time, we are building an increasingly smart, integrated, and interconnected grid, partnering with customers, communities and organizations across the West and beyond to enable a reliable and affordable clean energy future benefiting all.

Strategy for Clean Energy Future

Strategic Goals

Decarbonize Power	Electrify the Economy	Advance our Performance

Reduce greenhouse gas emissions by at least 80% by 2030 and 100% by 2040	Increase beneficial electricity use to capture the benefits of new technology while building an increasingly clean, flexible and reliable grid	Performing as a business by improving work efficiency, the safety of our coworkers, and the reliability of our systems and equipment
How we will achieve our goals

Accelerating the clean energy transformation	Delivering cleaner, integrated customer solutions	Increasing operational efficiency

Portland General Electric 2022 Proxy Statement	3

Strategy, Performance and Sustainability
We believe our strategy is aligned with the following key trends and stakeholder interests:

Industry and Societal Trends	Stakeholder Alignment
•Need to address climate change using clean and renewable energy and new technologies, including technologies to address reliability	•Our customers expect us to deliver safe, reliable, affordable clean power and services
•Increased interest in sustainability from shareholders, customers, employees and other stakeholders	•Communities rely on us to contribute to economic growth and community development
•Growing need for companies to address social issues and play a broader role tied to sustainability and racial and social justice	•Our employees are engaged with our vision and fueled by purpose
•Shareholders seek confidence in our ability to operate effectively and our strategy meets both short-term and long-term objectives, with an increasing focus on sustainability
•Regulators and legislators expect us to deliver safe, clean, reliable and affordable service, and advance local, state and federal policies
Additional information about how we will execute this strategy can be found at https://portlandgeneral.com/getting-to-zero.

4	Portland General Electric 2022 Proxy Statement

Strategy, Performance and Sustainability
2021 Performance
The Company is focused on leading the clean energy future and our business is centered on three long-term imperatives to decarbonize, electrify and perform. We reflect our customers, Oregon's values and our long-standing Guiding Behaviors of customer focus, accountability, collaboration and trust. Our #1 focus is to deliver safe, reliable, affordable, clean electricity. We are enhancing our electric grid to improve reliability and integrate new, clean technologies.
In 2021, we continued to face COVID-19, social unrest, economic uncertainty, a historic ice storm and record high temperatures that stressed our assets and challenged our people. Despite all these challenges and changes, we achieved strong financial performance across key metrics. Our 2021 achievements build on our strong long-term financial performance. We have had total shareholder return of 144% since 2017. We also have continued to provide returns to shareholders by growing our common stock dividend. The compound annual growth rate (CAGR) of our common stock dividend is 6% over the last five years. From 2017 to 2021, we increased our annual dividend from $1.32 to $1.68 per common share.
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Portland General Electric 2022 Proxy Statement	5

Strategy, Performance and Sustainability
Strategic Performance Highlights

Decarbonize Power	Electrify the Economy	Advance our Performance

•Served 34.8% of customer load in 2021 from specified clean energy sources.
•Worked with legislators and stakeholders to develop Oregon's clean electricity legislation (HB 2021) establishing an electric sector decarbonization framework and removing certain competitive barriers.
•Issued our inaugural Distribution System Plan and an RFP to add 375 to 500 MW of renewables and 375 MW of non-emitting capacity by the end of 2024.

•Opened the new Integrated Operations Center and launched the Advanced Distribution Management System, which is expected to enable greater amounts of renewable energy, integrating grid connected assets, while enhancing resiliency.
•Opened the "Electric Island," a first-of-its-kind heavy-duty electric truck charging site in partnership with Daimler Trucks North America.
•PGE’s Fleet Partner Program enrolled its first participant and received 29 applications from 16 additional customers to build charging infrastructure at 29 sites that will deliver 268 EV charging ports and serve over 470 fleet EV vehicles.

•Achieved OSHA recordable rate decrease of 16.3% and DART (days away, restricted time) rate decrease of 27.4%.
•Filed a general rate case based on a 2022 test year, reaching settlement on key items including: the Integrated Operations Center and a cost of capital outcome that maintains ROE at 9.5% and capital structure at 50/50, subject to OPUC approval.
•Filed transmission rate case and received FERC approval to begin new transmission rates effective January 1, 2022, subject to final approval.
•Installed system hardening improvements in High Fire Risk Areas including ductile iron poles, fiberglass cross-arms, distribution automation equipment and remote weather stations.
•Achieved the number No. 2 utility ranking in the United States for customer experience according to Forrester (The US Customer Experience Index, 2021).
•Named a “most trusted utility brand” according to Escalent (Utility Trusted Brand & Customer Engagement™ Residential Study, 2021).

6	Portland General Electric 2022 Proxy Statement

Strategy, Performance and Sustainability
Sustainability
Sustainability is an integral part of our strategy to achieve a clean and reliable energy future, which is aligned with Oregon's ambitious, economy-wide goals to combat climate change. We are taking a holistic approach that balances our commitment to reducing greenhouse gas emissions with core values that define our culture, and high standards of corporate governance to achieve our mission and create value for shareholders, customers and other stakeholders. As a result we continue to implement our strategic goals: Decarbonize, Electrify and Perform to address broader sustainability commitments which are reflected in our environmental, social and governance (ESG) priorities and practices described in our Environmental, Social and Governance Report.
Our Environmental, Social and Governance Report also describes and illustrates our progress on our long-term commitments to advance ESG issues including 1) clean and renewable energy and GHG emission reduction, 2) workforce engagement and development, 3) community support, 4) environmental stewardship and 5) green financing. Our Environmental, Social and Governance Report includes disclosures referencing the Sustainability Accounting Standards Board (SASB), Edison Electric Institute (EEI) Template and Task Force on Climate-related Financial Disclosures (TCFD) framework.
Our top sustainability priorities (1)

Decarbonization	Climate change risk mitigation	Clean energy access and reliability	Health and safety	Supply chain

Water, air, ecosystem health	Diversity, equity, and inclusion	Workforce and leadership diversity	Community involvement	Governance, reporting and transparency
(1)     The top sustainability priorities listed above have been informed by a cross-functional stakeholder centered and inclusive analysis. The priorities are not listed in accordance to their relative importance or the impact that they have on the Company.

Our Environmental, Social and Governance Report and additional sustainability information and reports are available at https://investors.portlandgeneral.com/esg. These reports and any other information on our website are not part of, nor incorporated by reference into, this Proxy Statement.

Portland General Electric 2022 Proxy Statement	7

Strategy, Performance and Sustainability
ENVIRONMENTAL AND SOCIAL HIGHLIGHTS

Our Clean Energy and GHG Emissions Reduction Goals
•PGE helped shape groundbreaking legislation in 2021 (HB 2021) that will ensure that PGE achieves an 80% reduction in GHG emissions from power served to customers by 2030 (relative to baseline period of the average annual GHG emissions for the years 2010, 2011 and 2012 associated with the electricity sold to retail electricity consumers), on a path to serving 100% GHG emissions free energy to Oregon customers by 2040.
•PGE implemented its own company-wide goals to achieve net zero emissions by 2040 across our Company’s operations, including our fleets and facilities.
•PGE’s voluntary emissions reduction goals, the new mandatory emissions goals established by HB 2021, and our ambitious electrification efforts – adhere to the IPPC’s recent recommendations to achieve net zero emissions globally by 2050 to avoid warming in excess of 1.5 degrees Celsius above pre-industrial levels.
•Our path to meet our goals will be achieved through:
◦Increasing renewables in our portfolio including but not limited to advancing the Wheatridge Renewable Energy Facility, which will combine 300MWs of wind generation, 50MWs of solar generation, and 30MWs of battery storage. PGE owns 100MWs of the wind project.
◦Removing coal from our portfolio by 2030 by accelerating our exit from Colstrip units 3 and 4.
◦Supporting decarbonization in other sectors of the economy through energy efficiency, electrification and smart energy use.
◦Changing the way our generation facilities operate to reduce emissions.
◦Supporting customers' call for clean energy through our green voluntary tariffs.

Workforce Engagement and Development
•We provide over 2,800 benefits-paying, stable, full-time employee jobs to members of our communities.
•We provide employees with benefits that address their needs holistically and support their wellness.
•We introduced a flexible workplace model providing PGE employees with in-person, hybrid, and remote working options based on organization and employee needs.
•We opened the Sherwood Training Center, a state-of-the-art facility which focuses on growing the pipeline of apprentices in the trade to prepare and meet the challenges of the future, including increased integration of technology into field equipment.
•We launched an Employee Resilience Fund in 2021 to support employees needing short-term emergency assistance.

Diversity, Equity and Inclusion
•Over $102 million spent with diverse suppliers in 2021.
•We continue to lead in diversity, equity and inclusion (DEI) practices:
◦Black, Indigenous and People of Color (BIPOC) comprise over 25% of our employees and 23% of our management.
◦A third of our employees and 34% of our management, including our CEO, are female.
•In 2021 we were once again recognized with two international awards that reflect our ongoing dedication to creating a diverse, equitable and inclusive workplace.
◦For the 8th year in a row we scored a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index as a Best Place to Work for LGBTQ Equality.
◦Bloomberg LP recognized PGE by including us in its annual Gender-Equality Index, which tracks the performance of companies committed to supporting gender equality through policy development, representation and transparency.

8	Portland General Electric 2022 Proxy Statement

Strategy, Performance and Sustainability

Making a Difference for Our Communities
•As a critical step toward social and environmental justice, we developed an empowered communities strategic initiative through our inaugural Distribution System Plan, pursuing twin goals of racial equity and decarbonization to ensure that we address and acknowledge disparities and impacts within all the communities we serve.
•We evolved our net-metering map to our new Distributed Generation Evaluation Map, which integrates U.S. Census demographic data and PGE DER readiness data, providing greater transparency and visibility to customers who wish to interconnect clean energy technologies to the grid.
•We expanded the Project Zero internship program providing six months of on-the-job training and mentoring to help young adults who are disconnected from school and work to become work ready in the green job sector.
•The PGE Foundation, employee/retiree donations and the Company contributed close to $4.8 million to non-profits. The PGE Foundation was created through an endowment for the purpose of improving the quality of life for Oregonians and has awarded approximately $27 million to community organizations across the state since its inception in 1997.
•This amount includes $428,500 invested through PGE/PGE Foundation grants and partnerships with culturally specific BIPOC organizations, representing a 60% increase over 2020.
•PGE and the PGE Foundation granted $225,000 to organizations serving five counties most impacted by the historic February 2021 ice storm.
•PGE awarded more than $1M to nine organizations through the Renewable Development Fund (RDF), enabled by PGE’s Green Future Customers.

Environmental Stewardship
•Together with the Confederated Tribes of Warm Springs, invested in Crooked River habitat restoration through a $1 million grant to Deschutes Land Trust.
•Achieved record-breaking adult Coho salmon runs on the Clackamas River through fish passage innovations at our West Side Hydro.
•Enabled by Green Future customers participating in the Habitat Support program option, PGE contributed over $280,000 towards environmental restoration and conservation projects through our partnership with The Nature Conservancy.
•We initiated restoration work on Whychus Creek at Rimrock Ranch to improve habitat in and around the creek for fish and wildlife (joint partnerships with the U.S. Forest Service, Oregon Department of Fish and Wildlife, the Confederated Tribes of Warm Springs and the U.S. Fish and Wildlife Service).

Green Financing Framework
•In 2021, we established a Green Financing Framework. This framework highlights our ongoing commitment to a wide range of sustainability and social issues and should allow us to leverage our work in these areas to help optimize our balance sheet and benefit customers.
•In October 2021 we issued a $150 million green bond with net proceeds to be allocated to fund development of renewable energy.
•In October 2021 we closed on a $650 million sustainability-linked revolving credit facility.
•The Green Financing Framework can be found at https://investors.portlandgeneral.com/green-financing.

Portland General Electric 2022 Proxy Statement	9

Corporate Governance
Corporate Governance

Corporate Governance Framework
We are committed to maintaining sound corporate governance policies and practices that create long-term value for our shareholders and other stakeholders. The Nominating, Governance and Sustainability Committee regularly reviews our key corporate governance policies to ensure that they reflect evolving best practices and comply with legal and regulatory requirements. The Nominating, Governance and Sustainability Committee refers suggestions for how to improve upon our governance policies to the full Board for approval. Highlights of our corporate governance program include:

Strong independent oversight of management
•Independent Board Chair
•Fully independent membership on all standing Board committees
•All directors independent other than the CEO
•Executive sessions of non-management directors at all regularly scheduled Board meetings

Leadership accountability
•Annual election of directors by majority vote of the shareholders
•Shareholder right to act by written consent
•No "poison pill" anti-takeover defenses
•No supermajority voting requirements
•Robust Board and executive stock ownership guidelines (see pages 14 and 64 for details)
•Annual Advisory Vote on Executive Compensation

Focus on leadership refreshment and quality
•Active Board refreshment program (5 new directors since the beginning of 2019)
•Annual Board review of succession planning and talent development for senior leadership
•Regular Board training focused on significant business risks and opportunities
•Directors' orientation and continuing education programs

Engaged Board oversight of strategy and risk management
•Oversight of strategy, risk and ESG practices
•Annual offsite Board strategy session
•Quarterly updates to Audit and Risk Committee on enterprise risk management program
•Annual independent compensation program risk analysis

Find our Corporate Governance Guidelines and other governance documents online. The Board has adopted Corporate Governance Guidelines, which, together with our articles of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement policies, director independence criteria, director and officer stock ownership requirements, Board committees and leadership development. Our Corporate Governance Guidelines, Board committee charters, and certain other corporate governance policies are available on our website at https://investors.portlandgeneral.com/corporate-governance. These documents are also available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

10	Portland General Electric 2022 Proxy Statement

Corporate Governance
Governance Structure and Processes
BOARD LEADERSHIP STRUCTURE
Our Board believes that the Company is best served by maintaining the flexibility to determine its leadership structure based on the evolving needs of the Company. Our Corporate Governance Guidelines call for the appointment of a Board Chair but permit the Board to appoint any director to serve in this role. The duties of our Board Chair include:
•Presiding over and managing meetings of the Board;
•Approving agendas and materials for Board meetings;
•With the Nominating, Governance and Sustainability Committee, overseeing the annual evaluation of the Board;
•Serving as the principal liaison between management and the other non-management directors;
•Conducting the annual CEO performance review after reviewing with the non-management directors in close coordination with the Compensation and Human Resources Committee;
•Advising senior management on strategy and significant matters as appropriate;
•Representing the Board at the Company's Annual Meeting of Shareholders; and
•Attending and participating in committee meetings as desired.
We currently separate the roles of CEO and Board Chair. Jack Davis, our current Board Chair, is independent as defined in the NYSE listing standards and our own Categorical Standards for Determination of Director Independence, which are described in our Corporate Governance Guidelines.
We believe our current leadership structure promotes strong independent Board oversight and management accountability and allows our CEO to focus her time and efforts on establishing our strategic direction and managing the affairs of the Company.
Our Board periodically reviews our leadership structure to determine whether it continues to serve the interests of the Company. Our Corporate Governance Guidelines require the independent directors to appoint a Lead Independent Director if the Board Chair is not independent. The Lead Independent Director’s duties would include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the non-management directors, and facilitating communications among the other members of the Board.
DIRECTOR INDEPENDENCE
The NYSE listing standards require a majority of our directors and each member of our Audit and Risk Committee, Compensation and Human Resources Committee, and Nominating, Governance and Sustainability Committee to be independent. Our Corporate Governance Guidelines also require a majority of our directors to be independent. For a director to be considered independent under the NYSE listing standards, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company, including any of the relationships specifically proscribed by the NYSE independence standards.
To assist the Company in determining the independence of Board members and candidates, the Board has adopted Director Independence Standards, which identify types of relationships that could exist between the Company and a director that would prevent the director from being independent. Our Director Independence Standards are contained in our Corporate Governance Guidelines, published on our website at https://investors.portlandgeneral.com/corporate-governance. Our Board considers a director or director nominee independent if he or she meets the criteria for independence in both the NYSE listing standards and our Director Independence Standards. The Board considers all relevant information available to it in making its independence determinations.
During its annual review of director independence in 2021, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer.

Portland General Electric 2022 Proxy Statement	11

Corporate Governance
As a result of this review, the Board affirmatively determined that other than Ms. Pope, all current members of the Board and its standing committees are independent under the NYSE listing standards and our Director Independence Standards.
DIRECTOR REFRESHMENT
Under our director retirement and tenure policy, which is contained in our Corporate Governance Guidelines, candidates will not be nominated for election after age 75, and candidates elected after July 25, 2018 will not be nominated to serve on the Board for more than 12 years, unless the Board determines that such director’s continued service would be in the best interests of the Company.
Our retirement policy is anchored on the need for Board refreshment and balanced tenure at the Board. We have an active board refreshment program with 5 new directors since 2019 and an average tenure of 7.2 years, after the 2022 Annual Meeting. In 2021, the Board voted to waive the age limit for Mr. Davis, the current Board Chair. In extending Mr. Davis' term, the Board, other than Mr. Davis, considered the composition of the Board, the tenure of other directors, Mr. Davis' leadership, skills and qualifications and contributions as a director and his performance as the Board Chair. The energy industry, the Western energy markets and the Company are undergoing profound changes, and Mr. Davis' deep industry expertise and experience make him the best suited director to continue to lead the Board and oversee management during these transitions.
The Nominating, Governance and Sustainability Committee, comprised solely of independent directors under NYSE rules and our Corporate Governance Guidelines, recommends director candidates to the Board. The Nominating, Governance and Sustainability Committee carries out this responsibility through a year-round process described below:

1	⇒	2	⇒	3	⇒	4
Evaluation of Board Composition		Candidate Recruitment		Candidate Evaluation		Recommendation to Board
The Nominating, Governance and Sustainability Committee evaluates the Board's membership needs based on a variety of factors.		If the Nominating, Governance and Sustainability Committee determines that there is a need for new candidates, individuals are identified through a variety of methods, including shareholder recommendations.		Candidates are evaluated on whether they exhibit certain core attributes that our Nominating, Governance and Sustainability Committee looks for in all candidates, as well as particular needs of the Board at the time.		The Nominating, Governance and Sustainability Committee recommends selected candidates to the full Board for nomination or appointment to the Board.

Evaluation of Board Composition. Each year the Nominating, Governance and Sustainability Committee evaluates the size and composition of the Board to assess whether they are appropriate in light of the Company’s evolving needs. In making this evaluation, the Nominating, Governance and Sustainability Committee considers the Company’s strategic direction, current director qualifications, the results of Board and committee self-assessments, and legal and regulatory requirements. The Nominating, Governance and Sustainability Committee also considers whether there may be a need to fill a future Board vacancy in light of our director retirement and tenure policy or anticipated dates of retirement. If the Nominating, Governance and Sustainability Committee identifies a need to fill a future Board vacancy or add to the mix of skills and qualifications represented on the Board, the Nominating, Governance and Sustainability Committee oversees the director recruitment process described below.
Candidate Recruitment. The Nominating, Governance and Sustainability Committee identifies new Board candidates through a variety of methods, including the use of third-party search firms, suggestions from current directors, shareholders, or employees, and self-nominations. Our newest director, Dawn Farrell, was recommended by a third-party search firm prior to her nomination and election to the Board of Directors.
The Nominating, Governance and Sustainability Committee considers candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating, Governance and Sustainability Committee will take

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Corporate Governance
into account the qualifications of the candidate. The recommendation and information about the recommended candidate should be sent to the Chair of the Nominating, Governance and Sustainability Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating, Governance and Sustainability Committee will use the same process to evaluate a candidate regardless of the source of the recommendation.
Candidate Evaluation. In evaluating director candidates, the Nominating, Governance and Sustainability Committee seeks to identify individuals who, at a minimum, have the following characteristics:
•A reputation for honesty, ethical conduct and sound business judgment
•Demonstration of significant accomplishments in their field
•Experience and skills in the utility industry or other areas important to the strategic direction and operation of the Company
•Availability and willingness to be diligent in fulfilling the responsibilities of Board membership and
•Freedom from conflicts of interest
In addition to evaluating a candidate’s individual qualifications, the Board and the Nominating, Governance and Sustainability Committee consider how a candidate would contribute to the overall mix of experience, qualifications, skills and other attributes represented on our Board. The Company believes it is important that the Board exhibit diversity across a variety of parameters, including age, gender, and race, and our Board is diverse in each of these ways as well as others. The Board has, therefore, not felt the need to adopt a formal Board diversity policy to capture its current practices.
Recommendation to the Board of Directors. Each year in advance of our Annual Meeting of Shareholders, the Nominating, Governance and Sustainability Committee recommends a group of nominees to be presented to the shareholders for election to the Board. As appropriate, the Nominating, Governance and Sustainability Committee also recommends candidates for appointment to the Board between annual meetings. Directors who are appointed by the Board between annual meetings stand for election at the next Annual Meeting of Shareholders.
For our 2022 Annual Meeting of Shareholders, the Board selected our director nominees based on their demonstration of the core attributes described above, and the belief that each director can make substantial contributions to our Board and Company. See pages 31 to 39 for more information about the backgrounds and qualifications of our nominees.
BOARD AND COMMITTEE EVALUATION PROCESS
Each year the Board conducts a self-assessment of its performance and effectiveness as well as that of its committees. The Chair of the Nominating, Governance and Sustainability Committee leads the Board’s assessment process, which requires each director to complete a written evaluation of the performance of both the Board as a whole and the committees on which the director serves. These evaluations are anonymous, except to the extent a director elects otherwise. The results of our directors’ feedback are summarized and provided to all of the Board members. The Chair of the Nominating, Governance and Sustainability Committee leads a discussion regarding the results with the committee members as well as the entire Board.
In 2021 the Board engaged Heidrick & Struggles to review our Board practices, processes and culture. The purpose of the review was to increase the effectiveness of the board and included director and management interviews, best practices benchmarking, identifying areas of strength on which to build and areas of opportunity. Among the improvements to board management, and in addition to our current practice of having the Chair of the Nominating, Governance and Sustainability Committee conduct confidential interviews with each of the Board members to solicit feedback on Board and committee performance, every two years the Nominating, Governance and Sustainability Committee intends to engage an independent third party to conduct director interviews and will include a formal check-in mid-year on the effectiveness of implemented changes or adjustments to help ensure accountability for improvements.

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Corporate Governance

DIRECTOR RESIGNATION POLICY
The Company has adopted a director resignation policy, which is contained in our Corporate Governance Guidelines. Under the policy, any incumbent director who fails to receive a majority vote in an uncontested election is expected to tender a resignation within five days following the certification of election results. The Nominating, Governance and Sustainability Committee will consider the offer of resignation and, within 45 days following the date of the election of directors, recommend to the Board whether to accept or reject the offer of resignation. The Nominating, Governance and Sustainability Committee will base its decision on factors the committee deems relevant, including the stated reason or reasons why shareholders voted against the director’s reelection and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders. The Board will act on the Nominating, Governance and Sustainability Committee's recommendation within 90 days after the date of the shareholders’ meeting at which the election of directors occurred. A director who is required to tender a resignation may not participate in the deliberations or decision regarding the offer of resignation. Within four business days after the Board’s decision with respect to an offer of resignation, the Company will publicly disclose the Board’s decision and, if applicable, reasons for rejecting the offer of resignation, in a Form 8-K filed with the SEC.
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least five times the value of the annual base cash retainer fee for non-employee directors. All of our directors either meet the stock ownership requirement or are on track to do so by the applicable target date. Our stock ownership policy for executive officers is described on page 64 of this Proxy Statement.
SHAREHOLDER AND STAKEHOLDER ENGAGEMENT
The Board and the Company value our shareholder's views and are committed to ongoing constructive dialogue with shareholders to advance long-term value. In 2021, we engaged with shareholders by holding videoconference meetings to discuss corporate governance, board composition, executive compensation, business strategy and other ESG issues. Our Chair participated in all of these meetings.
Executive management and members of our Investor Relations team engage regularly with our shareholders to seek their input on a variety of matters, including our strategy and value proposition, financial and operating performance, corporate governance, executive compensation, environmental sustainability and social policies and practices, and management's perspective on regulatory and legislative developments. We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations and other significant events, and other direct communications.
In addition, our management also regularly engages with our other stakeholders, including representatives of local communities and organizations, political bodies, and our regulators. We relay feedback we obtain through these conversations to our Board and its committees and work to ensure that we adequately address the concerns of our stakeholders.
COMMITMENT FROM OUR BOARD
The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors must notify the Chair of the Nominating, Governance and Sustainability Committee and the Corporate Secretary before accepting an invitation to serve on the board of any other company or becoming an officer of a company. The Chair of the Nominating, Governance and Sustainability Committee reviews and determines whether the position would affect the director's ability to serve on the Board, and in making this determination, the Chair of the Nominating, Governance and Sustainability Committee considers the time commitment of the particular board, and any conflict or interlocking director or officer restrictions that may apply. Further, the Nominating, Governance and Sustainability Committee considers the number of boards a director is on in considering such director's renomination.

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Corporate Governance

Directors are expected to attend all Board meetings and meetings of committees on which they serve, as well as the Company's Annual Meeting of Shareholders. While the Board understands that circumstances may arise from time to time that prevent a director from attending a meeting, directors are expected to make these meetings a priority. During 2021, each director attended at least 75% of the meetings of the Board and meetings held by all committees on which the director served, and the directors collectively attended 96.96% of all Board and Board committee meetings. All of the directors then in office also attended the Company's 2021 Annual Meeting of Shareholders. There were six meetings of the Board of Directors in 2021.
Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chair of the Board presides over executive sessions of the non-management directors. In the event that the non-management directors include directors who are not independent under the NYSE listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. There were 6 executive sessions of the non-management directors in 2021. Throughout 2021, all of our non-management directors were independent under the NYSE listing standards and our Categorical Standards for Determination of Director Independence. Accordingly, the 6 meetings of our non-management directors in 2021 also constituted meetings of our independent directors.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New directors receive information about our business, strategy and management team to familiarize them with the Company before their first Board meeting. We also arrange a series of orientation meetings between each new director and senior leaders throughout the organization to help new directors understand the operations of each organizational unit as it relates to their specific Board and committee duties.
We typically provide continuing education to directors annually on specific topics that relate to our strategic priorities. These sessions are typically led by management. Directors are encouraged to do site visits to our facilities. Directors may also attend external education programs and are reimbursed by the Company for the cost of those programs.
TRANSACTIONS WITH RELATED PERSONS
Our Board recognizes that transactions between the Company and certain individuals and entities, including the Company’s directors and officers, may raise questions as to whether those transactions are consistent with the best interests of the Company and its shareholders. Accordingly, the Board has adopted a written Related Person Transactions Policy, which addresses the Company’s policies regarding the review, approval, or ratification of certain transactions between the Company and certain “related persons,” including our directors, executive officers, director nominees, and owners of more than 5% of any class of our voting securities. Under the policy, transactions between the Company and a related person involving more than $120,000 in which the related person has a direct or indirect material interest are not permitted unless the Nominating, Governance and Sustainability Committee determines that the transaction is not inconsistent with the best interests of the Company and its shareholders. Before entering into such a transaction with the Company, the related person or the business unit leader responsible for the potential transaction is required to provide notice to the General Counsel of the facts and circumstances of the proposed transaction. Certain types of transactions—including executive and director compensation that is required to be disclosed under SEC disclosure rules and the provision of tariff-based utility service—are exempt from the policy.
Our Related Person Transactions Policy supplements and does not supersede other policies that apply to transactions with related persons, such as our Code of Business Ethics and Conduct. Under our Code of Business Ethics and Conduct, our directors, officers, and employees must report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any conflict of interest under the code involving a director, an executive officer, or our Controller is reviewed by the Audit and Risk Committee. Only the Audit and Risk Committee may waive such a conflict, which will be promptly disclosed to our shareholders as required by law.

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Corporate Governance
COMMUNICATIONS WITH THE BOARD
The Board and the Audit and Risk Committee have approved a process for handling communications to the Board and its committees. Shareholders and other interested parties may submit written communications to the Board (including the Chair), a Board committee, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board, or the specified director, Board committee or group of directors, as appropriate.
A full description of our process for handling communications with the Board is published on our website at https://investors.portlandgeneral.com/corporate-governance and is available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

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Corporate Governance
Role of the Board of Directors
Our Board is elected by our shareholders to oversee management in its operation of the Company. In exercising its fiduciary duties, the Board’s goal is to build long-term value for our shareholders and to ensure the vitality of the Company for our customers, employees and the other individuals and organizations who depend on us.
Key responsibilities of our Board include:
•Establishing a corporate governance framework;
•Overseeing and advising management on Company strategy;
•Overseeing the Company's risk management programs;
•Overseeing the Company's ESG programs;
•Overseeing the Company's human capital management and corporate culture; and
•Conducting Board and executive succession planning.
In the pages that follow we provide information about how our Board fulfills these responsibilities, as well as other important policies and practices of our Board.

Board Oversight of Strategy

Strategy for Clean Energy Future

Strategic Goals

Decarbonize Power	Electrify the Economy	Advance our Performance

Reduce greenhouse gas emissions by at least 80% by 2030 and 100% by 2040	Increase beneficial electricity use to capture the benefits of new technology while building an increasingly clean, flexible and reliable grid	Performing as a business by improving work efficiency, the safety of our coworkers, and the reliability of our systems and equipment
How we will achieve our goals

Accelerating the clean energy transformation	Delivering cleaner, integrated customer solutions	Increasing operational efficiency

One of the Board's primary functions is to assist management with the development of the Company's long-term business strategy.
Our Board conducts annual offsite Board sessions focused solely on the Company's strategy. During these sessions, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. These sessions have generally included presentations provided by outside experts and business leaders on matters of strategic significance to the Company. Directors with particular expertise in a strategic area also confer with management outside of Board meetings.
Throughout the year, our management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company. For more information on our long-term strategy, see page 3 of this Proxy Statement and our 2021 Annual Report.

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Corporate Governance
Board Oversight of Risk Management
The Board and its committees have broad responsibility for the oversight of significant strategic, operational, financial, reputational and ESG risk, and actively review our enterprise risk management process and monitor strategic and emerging risks.
The Board of Directors is responsible for assessing whether management has put in place effective systems to identify, evaluate, and manage the material risks facing the Company. The Board satisfies its oversight function through regular reporting from management on areas of material risk, including strategic, operational, cybersecurity, environmental, financial, legal and regulatory risks. In addition, management reports each quarter to the Audit and Risk Committee on activities and findings of the Company’s risk management program. At least annually, the Board and the Finance Committee also review corporate goals and approve capital budgets to ensure they are aligned with the Company's strategy.
While the full Board has ultimate responsibility for oversight of risk management, particularly with regard to strategic risks, each of the standing committees of the Board has been assigned a role in assisting the Board with its oversight responsibilities. Key risk areas overseen by the Board's committees are shown below:

Committee	Key Areas of Responsibility
Audit and Risk
•Oversees the activities of Executive Risk Committee (described below)
•Oversees the Company's guidelines, processes and systems to govern the process by which risk assessment and risk management is undertaken, and the steps taken to monitor and mitigate enterprise risks
•Oversees financial reporting and internal controls, including the internal controls related to ESG disclosures and metrics
•Oversees major financial risk exposures and the steps taken to monitor and mitigate these exposures
•Receives regular reports on litigation, internal audit and compliance (including environmental), as well as deep dive reports on specific risk topics
•Oversees cybersecurity and information technology risks and developments
•Oversees enterprise wide environmental, climate change, social and other ESG related risks and developments

Compensation and Human Resources
•Assesses and monitors the risks in the Company's compensation plans and programs. The Compensation and Human Resources Committee's risk assessment processes are discussed under Other Compensation Policies and Practices - Risk Management on page 63
•Reviews human capital management matters, including talent acquisition, management and retention strategies, programs and initiatives, including DEI programs and results, workforce health and safety and any required human capital disclosures including the DEI commitments
•Reviews succession planning for senior leaders (other than the CEO)

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Finance
•Oversees risks in the level of capital spending relative to approved capital budgets and approves significant spending variances and projects not included in approved capital budgets
•Oversees financial risks, including liquidity, credit, capital market, energy trading, capital projects and insurance

Nominating, Governance and Sustainability
•Identifies director candidates with skills and experience valuable in oversight in the Company's key enterprise risks and strategic matters
•Advises the Board regarding the Board's organization, membership and structure, selection of the independent chair of the Board, the Board and the committee self-evaluation process, and other corporate governance practices to help position the Board to effectively carry out its risks and oversight responsibility
•Reviews succession planning for CEO
•Reviews and monitors ESG trends and provides strategic oversight over the Company's sustainability and ESG strategy and policies
•Reviews the Company's political engagement policy, and any political and charitable contributions annually

Management is responsible for day-to-day identification and management of risk. To ensure consistency and comprehensiveness in its approach, the Company has established an Executive Risk Committee to oversee the Company's risk management programs. One core function of the Executive Risk Committee is to sponsor an annual enterprise-wide risk assessment, the results of which are used to inform the Company's goals and priorities for the next year. The Company has also established standing executive committees with responsibility for managing risks over defined areas and reporting as appropriate to the Executive Risk Committee or the Audit and Risk Committee. These include our Integrated Security, Operations, People, Strategy, and Customer Executive Committees.
SELECTED AREA OF RISK OVERSIGHT

Cybersecurity	The Company has identified cybersecurity as a key enterprise risk. The Board has assigned primary responsibility for cybersecurity oversight to the Audit and Risk Committee, which receives regular cybersecurity updates that focus on cybersecurity threats, defenses, and data analytics that impact our most critical assets as well as including cybersecurity risks in the key risk reports as discussed above. In addition, the Board has established a Cyber Incident Response Committee, which functions as a standby committee authorized to act on behalf of the Board in the event of a significant cybersecurity incident. This Cyber Incident Response Committee is composed of all the members of the Audit and Risk Committee and the Chair of the Board. The Chair of the Board serves as the Chair of that committee.
Management established an integrated security committee comprised of a multidisciplinary management team to provide governance and integrated strategic direction for the identification, protection and detection of cybersecurity and physical risks. This committee reports to the Integrated Security Executive Committee and the Executive Risk Committee, as discussed above.

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Corporate Governance
Board Oversight of ESG
The Board and its committees oversee safety, climate change, diversity, equity and inclusion (DEI) and other ESG risks and opportunities as an integral part of their oversight of our strategy. ESG issues are core to our strategy and therefore incorporated into topics reviewed at each Board meeting. Responsibility for ESG performance is integrated with the policies and principles that govern our Company.
The Board regularly reviews and monitors risks arising from climate change related events that impact our business, such as ice storms and wildfires and oversees the mitigation efforts for such events. The Board oversees the impact of legislation and regulation on our clean and renewable energy and transportation electrification strategy and monitors progress towards alignment with local, state or federal goals. In addition, the Board approves capital budgets that reflect allocation decisions towards system-wide resilience and customer facing-programs, as well as financing arrangements that have key ESG metrics to determine success. The Board also reviews community engagement and DEI initiatives to ensure that they advance our strategic goals.
Key risk areas overseen by the Board and the committees are shown below:
SUSTAINABILITY AND ESG GOVERNANCE FRAMEWORK
Management is responsible for day-to-day management of identifying and achieving sustainability and ESG related goals. To ensure consistency and comprehensiveness in its approach, the Company has established a Sustainability and Environmental, Social and Governance Steering Committee to oversee the execution of the goals. This committee reports to the Strategy Executive Steering Committee. Each business area is responsible for certain aspects of ESG and sustainability, and uses effective performance management techniques to align employees around the successful execution of our efforts to achieve our goals.
SELECTED AREA OF ESG OVERSIGHT

Diversity, Equity and Inclusion	The Board’s commitment to review and guide management on our corporate culture and DEI initiatives is also reflected in our Corporate Governance Guidelines. The Board reviews the Company’s DEI progress semi-annually, and monitors our commitments, metrics and trends related to workforce representation, pay equity, advancement opportunities and culture/employee sentiment. The Board will continue to monitor our DEI commitments to enhance transparency and accountability.

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Corporate Governance

Political Engagement and Disclosure	Political developments can have a significant impact on the Company and our stakeholders. Therefore, we participate in the political process through regular engagement with public officials and policy makers, and by making contributions to candidates, parties and political action committees from across the political spectrum that support policies that help advance our business strategy, including clean and renewable energy and efficient electrification. We will only make political contributions that comply with the law and adhere to our Political Engagement Policy. All contributions are approved by the most senior officer responsible for government affairs or the President and CEO. Exceptions to the Political Engagement Policy must be approved by the Vice-President of Public Affairs and the General Counsel.
Management publishes an annual report disclosing contributions from corporate funds to campaign committees, political action committees and ballot measure committees. This annual report can be found at https://investors.portlandgeneral.com/corporate-governance. The Nominating, Governance and Sustainability Committee reviews the annual report and the Political Engagement Policy at least annually and receives a report on any significant exceptions or waivers to the Political Engagement Policy. The Nominating, Governance and Sustainability Committee also periodically reviews with management the strategic priorities for the Company’s political and policy lobbying and political contributions.

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Corporate Governance
Board Oversight of Senior Management Succession Planning, Human Capital Management and Culture
Our Board understands that our people and our culture are vital to our continued success. We seek to attract and retain a talented, motivated, and diverse workforce and to maintain a culture that reflects our core values, our drive for performance, and our commitment to acting with the highest levels of honesty, integrity, and compliance.
RELAUNCHING OUR GUIDING BEHAVIORS
Our Guiding Behaviors have been foundational to how we do our work for over 25 years. We're simplifying our employee experience and improving the way we work together by renewing our shared commitment to intentionally demonstrating these behaviors every day. Our Guiding Behaviors – with some updates – were relaunched January 2022.

OUR GUIDING BEHAVIORS EMPOWER OUR EMPLOYEES TO LEAD THE ENERGY FUTURE BY:
•Giving everyone a single set of standards to follow
•Shaping our customer centric, purpose-driven and results-oriented culture
•Enabling our workforce to achieve the Company's purpose
•Recognizing and reinforcing our commitments through our performance management systems

SENIOR MANAGEMENT SUCCESSION
The Board believes CEO succession planning is one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the Board oversees CEO and senior management succession planning and talent development with the assistance of the Nominating, Governance and Sustainability Committee and the Compensation and Human Resources Committee in an effort to ensure there is a pool of internal candidates who can assume executive officer positions.
At least annually, the Board reviews succession plans for senior management, which includes a review of the qualifications and development plans of potential internal candidates and diversity of the succession pipeline. Directors also regularly have an opportunity to meet and engage with potential internal senior management successors at Board, committee meetings and during visits to our infrastructure facilities. In addition, the Compensation and Human Resources Committee regularly conducts more in-depth reviews of development plans for promising management talent.
HUMAN CAPITAL MANAGEMENT
The Compensation and Human Resources Committee has primary responsibility for overseeing the Company's human capital management programs. In addition to providing input on leadership succession planning and talent development, the Compensation and Human Resources Committee regularly engages with management on a broad range of human capital management topics, including health and safety, diversity and inclusion, pay equity, strategic workforce planning, employee engagement, employee well-being programs, and performance management.

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Corporate Governance
ETHICS AND COMPLIANCE
To establish the foundation of our ethics and compliance culture, the Board has adopted a Code of Business Ethics and Conduct, which all directors, officers, and employees are expected to adhere to and affirm. The code covers all areas of workplace conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, and legal and regulatory compliance. In addition, our CEO, CFO, and Controller must abide by the Code of Ethics for Chief Executive and Senior Financial Officers. Employees are expected to report any violation of our ethics codes and may do so using a variety of methods, including an anonymous third-party hotline. In addition, the Audit and Risk Committee has also adopted procedures for receiving and addressing complaints regarding accounting, internal accounting controls, or auditing matters. The Audit and Risk Committee receives quarterly reports from our Ethics and Governance and Compliance departments on key compliance metrics and employee conduct matters.

Find Our Ethics Codes Online
The Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available on our website at https://investors.portlandgeneral.com/corporate-governance or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed to our shareholders to the extent required by law.

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Corporate Governance
Board Committees
The Board has established four standing committees: the Audit and Risk Committee, the Nominating, Governance and Sustainability Committee, the Compensation and Human Resources Committee, and the Finance Committee. Each standing committee has a Board-approved charter, which is reviewed annually by the respective committee and by our Nominating, Governance and Sustainability Committee. The Board may also establish temporary committees as needed to address specific issues that arise from time to time.
Each year our Nominating, Governance and Sustainability Committee reviews the composition and mandates of our standing committees to ensure that they continue to support the effective execution of the Board's responsibilities. The Board approves committee and chair assignments at least annually.
Each Board committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties. To the extent permitted by law and the NYSE listing standards, Board committees may form subcommittees and delegate authority to the subcommittees, or to a committee chair individually.
Below are brief descriptions of each standing Board committee. For more detailed descriptions, please refer to the committee charters available on our website at https://investors.portlandgeneral.com/corporate-governance.

AUDIT AND RISK COMMITTEE

Chair
Kathryn Jackson
Other Members
Mark Ganz
Michael Lewis
Michael Millegan
Neil Nelson
Lee Pelton
Meetings in 2021: 5
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Categorical Standards.
•All members are “financially literate” within the meaning of the NYSE listing standards.
•Mr. Ganz is an “audit committee financial expert” within the meaning of applicable SEC rules.
Key Responsibilities
•Assists the Board in its oversight of our financial statements, independent auditors’ qualifications, independence and performance, and internal controls over financial reporting
•Appoints and oversees the work of our registered public accounting firm
•Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm
•Pre-approves all audit, audit-related, tax and other services, if any, provided by the registered independent public accounting firm
•Appoints and oversees the work of the Company's Director of Internal Audit Services and approves the Company's annual internal audit plan and budget
•Approves the Audit and Risk Committee Report for inclusion in the Company's proxy statement
•Oversees the development and implementation of the Company's ethics and compliance program
•Assists the Board with the oversight of the Company's risk management program
•The Audit and Risk Committee's role in risk oversight and ESG are described above under Board Oversight of Risk and Board Oversight of ESG

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Corporate Governance

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Chair:
James Torgerson
Other Members:
Rodney Brown
Kirby Dyess
Mark Ganz
Marie Oh Huber
Meetings in 2021: 7
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Categorical Standards.
Key Responsibilities
•Evaluates the performance of the CEO and determines her compensation together with the independent directors
•Approves the compensation of the executive officers other than the CEO
•Reviews the Company's non-management director compensation program and recommends appropriate levels of compensation for non-employee directors

•Advises on human capital management matters, including talent management strategies, programs and initiatives, including DEI programs and results, workforce health and safety and any required human capital disclosures including the DEI commitments

•Reviews the Compensation Discussion and Analysis contained in the Company's proxy statement and approves the Compensation and Human Resources Committee Report for inclusion in the proxy statement
•Together with the other independent directors, oversees the Company’s incentive compensation clawback policy and recovery of performance-based compensation awards
•Reviews successions plans and diversity pipeline for executive roles
•Oversees the Company's culture metrics and employee engagement
•Reviews and approves severance or termination payment arrangements for executive officers
•The Compensation and Human Resources Committee's role in ESG is described above under Board Oversight of ESG

Compensation and Human Resources Committee Interlocks
All directors who served as a member of the Compensation and Human Resources Committee during 2021 were independent directors and no member was an employee or former employee of the Company or any of its subsidiaries. During 2021, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board or had any relationship with the Company requiring disclosure under SEC regulations.

Portland General Electric 2022 Proxy Statement	25

Corporate Governance

FINANCE COMMITTEE

Chair:
Michael Lewis
Other Members:
Rodney Brown
Dawn Farrell (1)
Kathryn Jackson
Michael Millegan
James Torgerson
Meetings in 2021: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Categorical Standards for Determination of Director Independence.
Key Responsibilities
•Reviews and recommends to the Board annual financing plans and capital and operating budgets
•Reviews and approves or recommends to the Board certain costs for projects, initiatives, transactions and other activities within the ordinary business of the Company
•Reviews our capital and debt structure, approves or recommends to the Board the issuance of debt, and recommends to the Board the issuance of equity
•Reviews and recommends to the Board dividends, dividend payout goals and objectives
•Reviews earnings forecasts
•Assists the Board in overseeing the management of results associated with the Company’s power operations, capital projects, finance activities, credit and liquidity
•Reviews and recommends to the Board investment policies and guidelines
•Oversees the management of benefit plan assets
•The Finance Committee's role in risk oversight and ESG is described above in Board Oversight of Risk and Board Oversight of ESG

(1) Ms. Farrell joined the committee January 1, 2022

26	Portland General Electric 2022 Proxy Statement

Corporate Governance

NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE

Chair:
Lee Pelton
Other Members:
Jack Davis
Kirby Dyess
Dawn Farrell (1)
Marie Oh Huber
Neil Nelson
Meetings in 2021: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Categorical Standards.

Key Responsibilities
•Reviews the size of the Board and recommends to the Board any appropriate changes
•Identifies and recommends to the Board individuals qualified to serve as directors and on committees of the Board
•Takes a leadership role in shaping our corporate governance, including the policies and practices described in our Corporate Governance Guidelines
•Reviews succession plans for the CEO, either as a committee or together with the full Board
•Oversees the self-assessment of the Board and its committees
•Reviews any Company transactions involving directors, nominees, executive officers and other “related persons” in accordance with the Company’s Related Person Transaction Policy

•Provides strategic oversight on the (i) formulation of sustainability and ESG strategy and policies, including the Company's engagement with stakeholders, and its ESG report and (ii) issues related to board leadership, ethics, and integrity

•Reviews and reports to the Board on environmental, climate change, sustainability, social and other related ESG matters affecting the Company

•Reviews and approves the Company's Political Engagement Policy and reviews the Company's strategic priorities on political and policy lobbying, political contributions and charitable contribution programs

•The Nominating, Governance and Sustainability Committee's role in risk oversight and ESG is described above in Board Oversight of Risk and Board Oversight of ESG

(1) Ms. Farrell joined the committee January 1, 2022

Portland General Electric 2022 Proxy Statement	27

Corporate Governance
Director Compensation
The Company offers non-management directors both cash and equity compensation. Cash compensation is provided in the form of annual cash retainers for Board and committee service. Equity is provided in the form of an annual grant of restricted stock units with time-based vesting conditions (RSUs). Ms. Pope is not paid any additional compensation for her services as a director. The Company's 2021 compensation arrangements, are described below.

Annual Cash Retainer and Equity Awards	Amount ($)
Annual Cash Retainer for Board Service	50,000
Annual Cash Retainer for Board Chair	100,000
Annual Cash Retainer for Audit and Risk Committee Chair	15,000
Annual Cash Retainer for Other Active Standing Committee Chairs	12,500
Annual Cash Retainer for Committee Service (per committee)	18,000
Grant-Date Value of Annual RSU Award	110,000

28	Portland General Electric 2022 Proxy Statement

Corporate Governance
QUARTERLY CASH RETAINER
Directors' cash retainers for Board and committee service are paid quarterly in arrears. We also reimburse certain expenses related to their Board service, including expenses related to attendance at Board and committee meetings. Directors are not paid meeting fees.
ANNUAL EQUITY AWARDS
Under our 2021 equity compensation arrangements, each non-management director receives an annual grant of a number of RSUs determined by dividing $110,000 by the closing price of the Company's common stock on the grant date, rounding to the nearest whole share. Each award is fully vested when granted. Directors who join the Board during the year are awarded a pro rata portion of the annual award, based on the number of calendar months during which the director served on the Board that year.
DIRECTOR DEFERRED COMPENSATION PLAN
Non-management directors first appointed or elected to the Board before April 23, 2019 are eligible to participate in the Company's 2006 Outside Directors' Deferred Compensation Plan. The plan allows participants to defer the payment of Board retainers as well as any other form of cash compensation they may receive from the Company. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the annual yield on Moody’s Average Corporate Bond Index. Directors may elect to receive payments, which commence sixty-five (65) days after the end of the month in which the participant separates from board service, under the plan in a lump sum or in monthly installments for a period of up to 180 months. Death benefits, which consists of the balance of the participant’s account including interest, are payable to the beneficiary commencing 65 days after the end of the month in which the participant dies in the same form as elected for payments at separation from service. These benefits are unfunded and depend on the continued solvency of the Company. The following directors participate in the Company's 2006 Outside Directors' Deferred Compensation Plan: Rodney Brown, Jack Davis, Kirby Dyess, and Michael Millegan.
DETERMINATION OF DIRECTOR COMPENSATION
The compensation of our non-management directors is determined by the Board of Directors upon a recommendation from the Compensation and Human Resources Committee. The Compensation and Human Resources Committee makes its recommendation after receiving input from its independent compensation consultant and management. The Compensation and Human Resources Committee retained FW Cook to evaluate and make recommendations regarding director compensation for 2021. FW Cook's evaluation included identifying industry trends and market data for directors' compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. Management's input focuses on compliance, legal and administrative matters.
In October 2021, FW Cook identified both the Company's non-management director compensation annual cash retainer and equity compensation, as below marketplace standards. In 2019 and in 2020 non-management director compensation was not increased as recommended by the Compensation and Human Resources Committee, in light of the impact of the pandemic on communities in our service area. After reviewing 2021 data the Compensation and Human Resources Committee recommended and the Board agreed to adjustments to non-management director compensation to bring them into reasonable alignment with the market and to increase service vesting requirements.

Portland General Electric 2022 Proxy Statement	29

Corporate Governance
2021 DIRECTOR COMPENSATION TABLE
The table below shows the compensation earned by each individual who served as a director during the year ended December 31, 2021, with the exception of Ms. Pope, whose compensation is described in the Summary Compensation Table and related tables and disclosure beginning on page 67.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John Ballantine(4)	43,000	—	4,206	47,206
Rodney Brown	86,000	109,957	4,206	200,163
Jack Davis	168,000	109,957	4,206	282,163
Kirby Dyess	95,375	109,957	4,206	209,538
Mark Ganz	86,000	109,957	4,206	200,163
Marie Oh Huber	86,000	109,957	4,206	200,163
Kathryn Jackson	98,000	109,957	4,206	212,163
Michael Lewis(5)	92,250	141,809	237	234,296
Michael Millegan	86,000	109,957	4,206	200,163
Neil Nelson	93,500	109,957	4,206	207,663
Lee Pelton	98,500	109,957	4,206	212,663
Charles Shivery(4)	49,250	—	4,206	53,456
James Torgerson(5)	89,125	141,809	237	231,171
(1)    Amounts in this column include all fees earned for Board and committee service, regardless of whether such amounts were deferred under the Company's 2006 Outside Directors' Deferred Compensation Plan.
(2)     Amounts in this column represent the aggregate grant date fair value of RSU awards made in 2021, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation, without taking into account estimated forfeitures, based on the NYSE closing price of our common stock on the grant date (April 27, 2021).
(3)    This column represents amounts earned in respect of dividend equivalent rights under the RSU awards that vested in 2021, except for Mr. Lewis and Mr. Torgerson. In the case of Mr. Lewis and Mr. Torgerson, the value of the dividend equivalent rights was reflected in the Stock Awards column for the year in which the related RSUs were awarded.
(4)    Mr. Ballantine and Mr. Shivery served as directors until their retirement from the Board on April 26, 2021.
(5)    Mr. Lewis and Mr. Torgerson joined the Board on January 1, 2021. They received an award of RSUs with a grant date value of $27,486 with respect to their service during the first quarter of 2021 which vested on March 31, 2021, in addition to the annual grant of RSUs made to the non-management directors in April of 2021.

30	Portland General Electric 2022 Proxy Statement

Item 1: Election of Directors
Item 1: Election of Directors

Our Board of Directors
The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated the following 11 directors for re-election to our Board.
Our Board reflects the diversity of skills, attributes, experiences, backgrounds, gender, race and ethnicity valued by the Board and needed to provide effective oversight of the Company. Our nominees have held senior leadership roles at public companies or other large organizations and have extensive experience in a variety of fields, including utility operations and regulation, technology, health care, academia, finance and accounting, corporate governance, law, public policy, and consulting. All of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board conducts an annual skills assessment and board self-evaluation that are fundamental to the process the Board uses to help assemble a diverse board that can oversee the Company's strategy and its current and future operations.
We have a strong track record of board refreshment. Five of our independent directors have been added since the beginning of 2019: two in 2019, two in 2021 and one in 2022. This board refreshment reflects a range of tenure on our Board and brings a variety of perspectives to strategic, financial, operational and sustainability deliberations.

Name	Age	Director Since	Industry/Experience	Diversity	Committee Membership	Other Public Boards
Rodney Brown Independent	65	2007	Law/Environmental/Regulatory	White/Male	•Compensation •Finance	0
Jack Davis Independent Chair	75	2012	Utilities/Regulatory	White/Male	•Governance	0
Dawn Farrell Independent	62	2022	Utilities	White/Female	•Finance •Governance	2
Mark Ganz Independent	61	2006	Healthcare/Law	White/Male	•Audit & Risk •Compensation	0
Marie Oh Huber Independent	60	2019	Law/Technology	Asian/Female	•Compensation •Governance	1
Kathryn Jackson Independent	64	2014	Technology/Environmental	White/Female	•Audit & Risk, Chair •Finance	3
Michael Lewis Independent	59	2021	Utilities	African American/Male	•Audit & Risk •Finance, Chair	1
Michael Millegan Independent	63	2019	Technology	African American/Male	•Audit & Risk •Finance	1
Lee Pelton Independent	71	2006	Education/Non-Profit Foundations	African American/Male	•Audit & Risk •Governance, Chair	0
Maria Pope President and CEO	57	2018	Utilities/Finance	White/Female		1
Jim Torgerson Independent	69	2021	Energy/Finance	White/Male	•Compensation, Chair •Finance	1

Key to Committees
Compensation: Compensation and Human Resources Committee
Governance: Nominating, Governance and Sustainability Committee

Portland General Electric 2022 Proxy Statement	31

Item 1: Election of Directors
* One woman director is racially or ethnically diverse
SKILLS, EXPERIENCE AND BACKGROUNDS
Our Board of Directors brings diverse skills, experiences and backgrounds to inform and enrich their oversight functions and deliberations. The following skills matrix captures some of these characteristics. We considered these skills, experiences and backgrounds, together with the biographical information provided on pages 33 to 39, in determining the nominees to our Board.

Skill	Number of Directors (Out of 11)
Finance and Accounting
7

Utility Operations
6

Technology, Cybersecurity and Information Security
6

Transformation
11

Environmental and Sustainability
8

Government, Regulatory and Public Policy
11

Human Capital Management
10

Major Capital Projects Overview
8

Risk Management and Compliance
10

Strategic Planning
10

Regional Business and Community Ties
6

Corporate Governance
11

32	Portland General Electric 2022 Proxy Statement

Item 1: Election of Directors
NOMINEES FOR ELECTION
A biography of each director describing his or her age, current Board committee service, business experience and other relevant business experience is presented below. Each biography includes the experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. While each nominee’s entire range of experience and skills is important, particular experience that contributes to the diversity and effectiveness of the Board is identified below. The biographical information provided here is current as of March 1, 2022.

Rodney Brown, Jr. Compensation and Human Resources and Finance Committee Member
INDEPENDENT DIRECTOR SINCE
2007
EDUCATION
BA, Political Science, Baylor University
JD, University of Texas School of Law
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, National Audubon Society
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board of Trustees chair, Bullitt Foundation
Co-Chair, Governor's Carbon Emissions Task Force
Member, Governor's Committee on Transforming Washington's Budget
Board member, Sightline Institute

BACKGROUND AND QUALIFICATIONS
Mr. Brown, 65, is a founding partner of Cascadia Law Group PLLC, a Seattle, Washington firm that specializes in environmental law. Mr. Brown's practice focuses on environmental and land use issues relating to pollution control, project permitting and climate change. He is the principal author of Washington's Superfund law, the Model Toxics Control Act, and works to improve environmental regulations. From 1992 to 1996, Mr. Brown was a managing partner at the Seattle office of Morrison & Foerster, LLP, a large international firm. Mr. Brown’s qualifications to serve on our Board include his experience as an environmental lawyer, his extensive knowledge of environmental laws and regulations, his knowledge of government and public affairs, and his experience as a management consultant for organizations handling large infrastructure projects and projects with challenging environmental issues.

Portland General Electric 2022 Proxy Statement	33

Item 1: Election of Directors

Jack Davis Chairman of the Board Nominating, Governance and Sustainability Committee Member
INDEPENDENT DIRECTOR SINCE
2012. Board Chair since 2013
EDUCATION
BS, Medical Technology, Electrical Engineering, New Mexico State University
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board Member, Pinnacle West Capital Corporation Chair, Western Systems Coordinating Council
Board member, Edison Electric Institute, National Electric Reliability Council, Arizona Community Foundation

BACKGROUND AND QUALIFICATIONS
Mr. Davis, 75, served as CEO of Arizona Public Service Company (APS), Arizona's largest electricity provider, from September 2002 until his retirement in March 2008, and as president of APS from October 1998 to October 2007. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company, including commercial operations, generation and transmission, customer service and power operations. He also served as president and Chief Operating Officer of Pinnacle West Capital Corporation, the parent company of APS, from September 2003 to March 2008. Mr. Davis is a former chair of the Western Energy Supply and Transmission Associates and the Western Governors’ Association task force on energy issues. Mr. Davis’ qualifications to serve on our Board include his in-depth knowledge of the utility industry, including utility regulation, line and generation operations, and safety and environmental matters, his extensive leadership experience gained in senior executive positions at energy companies, and his knowledge and experience from serving on other public company boards.

Dawn Farrell Finance and Nominating, Governance and Sustainability Committee Member
INDEPENDENT DIRECTOR SINCE
2022
EDUCATION
BC, MA, Economics, University of Calgary
AMP, Harvard University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Chairperson, The Chemours Company
Board member, Canadian Natural Resources Limited
Member, Trilateral Commission
Chancellor, Mount Royal University
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Business Council of Canada, Alberta Business Council

BACKGROUND AND QUALIFICATIONS
Ms. Farrell, 62, served from 2012 until her retirement in 2021 as President and CEO of TransAlta Corporation, one of Canada's largest producers of wind power and Alberta, Canada's largest producer of hydro-electric power. She has over 35 years of experience in the energy industry and prior to her role as President and CEO, she held a variety of executive leadership positions in TransAlta and British Columbia Hydro & Power Authority (BC Hydro) including leading the commercial operations and development at TransAlta and generation and engineering at BC Hydro. Ms. Farrell’s qualifications to serve on our Board include her in-depth knowledge of the western energy markets, generation operations, energy trading, her leadership in transforming a carbon- based company into a leading clean and renewable focused company, her extensive leadership experience gained in senior executive positions at energy companies, and her knowledge and experience from serving on other public company boards.

34	Portland General Electric 2022 Proxy Statement

Item 1: Election of Directors

Mark Ganz Audit and Risk and Compensation and Human Resources Committee Member
INDEPENDENT DIRECTOR SINCE
2006
EDUCATION
BA, History/Theology, Georgetown University
JD, Georgetown University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board of Regents, University of Portland, Georgetown University
Board member, Coalition to Transform Advanced Illness Care
Chair, Cascade Pacific Council of the Boy Scouts of America
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Cambia Health Solutions, Inc.
Board & Executive Committee, Oregon Business Council
BlueCross Blue Shield Association
Chair, America's Health Insurance Plans, Greater Portland Inc.

BACKGROUND AND QUALIFICATIONS
Mr. Ganz, 61, served from 2003 until his retirement in 2020 as President and CEO of Cambia Health Solutions, Inc. (Cambia), a parent corporation of several companies offering healthcare products and services. Previously, Mr. Ganz held a number of positions with Cambia, including president and CEO of Regence BlueCross of Oregon, chief legal officer, corporate secretary, and chief ethics and compliance officer; he also had responsibility for federal public policy. Mr. Ganz was a member of Cambia’s board of directors until his retirement in 2020, as well as a board member of a number regional and national organizations. Mr. Ganz’s qualifications to serve on our Board include his experience overseeing multiple companies within a large diversified corporate group, his knowledge of health care as a regulated industry, his experience in various executive roles, his 29 years of experience in the practice of corporate and regulatory law, and his expertise in executive compensation and compensation structures, corporate governance, and ethics and compliance programs.

Marie Oh Huber Compensation and Human Resources and Nominating, Governance and Sustainability Committee Member
INDEPENDENT DIRECTOR SINCE
2019
EDUCATION
BA, Economics, Yale University
JD, Northwestern Pritzker University School of Law
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Adevinta
University Council, Yale University, Northwestern Pritzker School of Law
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Silicon Valley Community Foundation Board member, James Campbell Company LLC

BACKGROUND AND QUALIFICATIONS
Ms. Huber, 60, has over 25 years of strategic business, legal and public policy experience in global Fortune 500 companies. She heads the global legal and government relations and public policy functions for eBay, Inc., where she serves as Senior Vice President, Chief Legal Officer, General Counsel and Secretary. Previously, Ms. Huber was responsible for communications, regulatory affairs and quality assurance, government affairs and philanthropy at Agilent Technologies. Ms. Huber joined eBay in 2015 from Agilent where she served as senior vice president, general counsel and secretary since 2009. For the previous ten years she also held positions of increasing responsibility at Agilent and prior to that at HP. She started her career at large firms in New York and San Francisco. Ms. Huber's qualifications to serve on our Board include her extensive track record as a business leader in advising boards of directors and executive leadership on business and operational matters, M&A, corporate governance, legal and compliance, IP, litigation, privacy and cybersecurity matters.

Portland General Electric 2022 Proxy Statement	35

Item 1: Election of Directors

Kathryn Jackson, PhD Chair, Audit and Risk Committee and Finance Committee Member
INDEPENDENT DIRECTOR SINCE
2014
EDUCATION
BS, Physics, Grove City College
MS, Industrial Engineering Management, University of Pittsburgh
MS and PhD, Engineering and Public Policy, Carnegie Mellon University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Cameco Corporation, EQT Corporation, Archaea Energy Inc.
Advisory Board, Carnegie Mellon University Advisor Board, University of Pittsburgh Swanson School
Member, National Academy of Engineering
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Duquesne Light Holdings, Inc., Duquesne Light Company, Inc.

BACKGROUND AND QUALIFICATIONS
Dr. Jackson, 64, is a senior advisor at Energy Impact Partners, and from 2016 to 2021 served as the director of Energy and Technology Consulting at KeySource, Inc. where she provided strategic consulting services to clients in business growth, technology development and energy services. From 2014 to 2015, Dr. Jackson was chief technology officer and senior vice president at RTI International Metals, Inc., a leading U.S. producer of titanium mill products. She served as chief technology officer and senior vice president of Research and Technology at Westinghouse Electric Company, LLC, from 2009 to 2014; she served as vice president of Strategy, Research and Technology from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Dr. Jackson served for 17 years at the Tennessee Valley Authority where she held various executive positions including executive vice president of River System Operations and Environment, and was the corporate environmental officer. Dr. Jackson’s qualifications to serve on our Board include her background in engineering, her experience in senior executive roles and as a member and chair of the board of the Independent System Operator of New England, and her knowledge and experience in the areas of technology, large capital projects, generation facilities and energy trading operations, research and development on utility assets and systems, and environmental health and safety.

Michael Lewis Chair, Finance Committee Audit and Risk Committee Member
INDEPENDENT DIRECTOR SINCE
2021
EDUCATION
BS, Electrical Engineering, University of Florida
MBA, Nova Southeastern University
AMP, Duke University
EMP, University of Pennsylvania Wharton School
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Newpark Resources, Inc., Bay Area Chapter of the American Red Cross, Association of Edison Illuminating Companies
Member, California Governor's Earthquake Advisory Commission
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Pacific Gas & Electric

BACKGROUND AND QUALIFICATIONS
Mr. Lewis, 59, is a retired senior executive with more than 35 years of experience in electric utility operations. He served as Interim President of Pacific Gas and Electric Company (PG&E) from August to December 2020. During that time, he oversaw PG&E's gas and electric operations including wildfire prevention and response efforts, grid resiliency initiatives, vegetation management programs and emergency preparedness. Prior to that, Mr. Lewis served as PG&E's senior vice President of Electric Operations and vice president of Electric Distribution. Before joining PG&E in 2018, Mr. Lewis held a number of senior executive positions at Duke Energy, including senior vice president and chief distribution officer from 2016 to 2018, with responsibility for distribution operations across six states, and senior vice president and chief transmission officer from 2015 to 2016. Before the Duke Energy and Progress Energy merger in 2012, he was a senior vice president of energy delivery for Progress Energy Florida, where he was responsible for hurricane preparedness and grid hardening initiatives. Mr. Lewis’s qualifications to serve on our Board include his executive leadership experience and in-depth knowledge of utility operations, including electric transmission and distribution, wildfire prevention and response, disaster preparedness, grid resiliency, large capital projects and risk management and safety programs.

36	Portland General Electric 2022 Proxy Statement

Item 1: Election of Directors

Michael Millegan Audit and Risk and Finance Committee Member
INDEPENDENT DIRECTOR SINCE
2019
EDUCATION
BA, MBA, Angelo State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Axis Capital Holdings, Wireless Technology Group, Inc., Virginia Mason Foundation, Network Wireless Solutions
Strategic advisor and investor, Windpact, Inc., Vettd, Inc.
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS Board Member, CoreSite Realty Corp.

BACKGROUND AND QUALIFICATIONS
Mr. Millegan, 63, is the Founder and CEO of Millegan Advisory Group 3 LLC where he advises early-stage companies on strategy that drives technology innovation and shareholder value since 2018. Previously, he held a variety of executive leadership and management positions within Verizon, where he led large-scale and scope business units. As president of Verizon Global Wholesale Group, he was responsible for $11 billion in sales revenue, 13,000 employees and $1 billion in annual capital spending. Mr. Millegan’s qualifications to serve on our Board include his experience overseeing significant business units within a large corporate group, his experience in various executive and management roles, and his background in operations in a regulated industry, global sales and marketing, digital media platforms, network infrastructure deployment, cloud computing, cybersecurity,and supply chain management and operations.

Lee Pelton, PhD Chair, Nominating, Governance and Sustainability Committee and Audit and Risk Committee Member
INDEPENDENT DIRECTOR SINCE
2006
EDUCATION
BA, English/Psychology, Wichita State University
PhD, English, Harvard University

SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board and executive committee, Boston Chamber of Commerce
Board chair, Boston Arts Academy Foundation, Boston Racial Equity Fund
Trustee, Barr Foundation Boston Municipal Research Bureau
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Chair, American Council on Education
Board member, National Association of Independent Colleges and Universities, Association of American Colleges and Universities, Museum of African American History in Boston, Harvard University Board of Overseers

BACKGROUND AND QUALIFICATIONS
Dr. Pelton, 71, is President and CEO of The Boston Foundation, a philanthropic organization with over $1 billion in assets. Before joining The Boston Foundation, he served as president of Emerson College from 2011 to May 2021. Prior to that, Dr. Pelton served as President of Willamette University from 1999 to 2011, dean and professor of English Literature at Dartmouth College from 1991 to 1998 and dean of students and later dean of Colgate University from 1986 to 1991. In 2020, he was recognized by the Boston Chamber of Commerce as a 2020 Distinguished Bostonian and included in the Boston Business Journal's 50 Most Powerful Leaders in Boston list. Dr. Pelton’s qualifications to serve on our Board include his executive leadership at academic institutions, his civic leadership, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his professional background and accomplishments.

Portland General Electric 2022 Proxy Statement	37

Item 1: Election of Directors

Maria Pope President and Chief Executive Officer, Portland General Electric Company
DIRECTOR SINCE
2018
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Umpqua Holdings Corporation
Vice chair, Electric Power Research Institute, Executive committee, Edison Electric Institute and Oregon Business Council
Board member, Secretary of Energy Advisory Board, The Nature Conservancy of Oregon, Federal Reserve Bank of San Francisco Portland Branch
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Chair, OHSU Governing Board, Council of Forest Industries, Oregon Symphony
Lead director, Premera BlueCross
Board member, TimberWest Forest Corp., Sterling Financial Corp.

BACKGROUND AND QUALIFICATIONS
Ms. Pope, 57, is President and CEO of Portland General Electric Company. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE's generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as senior vice president of finance, Chief Financial Officer and treasurer. She served on PGE's Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley. Ms. Pope’s qualifications to serve on our Board include her current role as President and CEO, her extensive knowledge of the Company and the utility industry, her experience as Chief Financial Officer of three publicly traded companies, her diverse leadership experience in business and financial roles, and her corporate and civic board experience.

38	Portland General Electric 2022 Proxy Statement

Item 1: Election of Directors

James Torgerson Chair, Compensation and Human Resources Committee Finance Committee Member
INDEPENDENT DIRECTOR SINCE
2021
EDUCATION
BBA, Accounting, Cleveland State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Archaea Energy Inc.
Board of trustees, Yale-New Haven Hospital, Yale-New Haven Health System
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
AVANGRID, Inc.
UIL Holdings Corporation
Board and executive committee, Edison Electric Institute
Co-Chair, EEI Committee on Reliability, Security and Business Continuity
Member, Electricity Subsector Coordinating Council

BACKGROUND AND QUALIFICATIONS
Mr. Torgerson, 69, served as CEO of AVANGRID, Inc., a sustainable energy company with approximately $30 billion in assets and operations in 24 states from 2015 until his retirement in 2020. Previously, he was president and CEO of UIL Holdings Corporation from 2006 to 2015, when it merged with Iberdrola USA to form AVANGRID. During his time at UIL Holdings, he oversaw its expansion from a regional electric utility to a diversified energy delivery company and one of the largest generators of wind electricity in the U.S., serving natural gas and electric utility customers across multiple states. Before joining UIL Holdings, he was president, CEO and director of the Midwest Independent Transmission System Operator, Inc. from 2000 to 2006. He also previously served as chief financial officer for several natural gas and electric utilities including Puget Sound Energy and Washington Energy Company. Before transitioning to the utility industry, he served as vice president of development for Diamond Shamrock Corporation, where he also held various finance and strategic planning positions. Mr. Torgerson’s qualifications to serve on our Board include his executive leadership experience and extensive knowledge of the utility industry, including clean energy development, finance and accounting, Northwest energy markets, regulation, risk management and strategic planning.

Portland General Electric 2022 Proxy Statement	39

Item 1: Election of Directors
Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
•James Torgerson (Chair)
•Rodney Brown
•Kirby Dyess
•Mark Ganz
•Marie Oh Huber

40	Portland General Electric 2022 Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis

The 2021 compensation of our named executive officers appropriately reflects their significant contributions to the Company's strong performance in a year that continued to present unprecedented challenges for our executive team to lead through while attaining strong results. The Compensation Discussion and Analysis explains the guiding principles and practices upon which our compensation program is based, the elements of our executive compensation program, and the compensation paid to our named executive officers.

MS. POPE is President, Chief Executive Officer and a member of the Board of Directors of PGE. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE’s generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as Senior Vice President of Finance, Chief Financial Officer and Treasurer. She served on PGE’s Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley.
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
For more information, see Ms. Pope’s bio in Our Board of Directors page 38.

Maria Pope President and CEO

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Compensation Discussion and Analysis

MR. AJELLO has served as the Chief Financial Officer and Senior Vice President of Finance and Treasurer at PGE since January 1, 2021. He joined PGE in November 2020 as a senior advisor prior to his transition to the CFO role, bringing an extensive background in both energy and finance, including serving as executive vice president and CFO for Hawaiian Electric Industries (HEI) from 2009 to 2017, where he helped lead its clean energy transformation. In 2020, he became an independent director of HEI’s Hawaiian Electric Company, where he serves on the Audit Committee and from 2017 was an independent director of HEI’s American Savings Bank and a member of its Risk Committee and member of HEI’s compensation committee. Prior to joining HEI, Mr. Ajello served as senior vice president of Business Development at Reliant Energy and spent 15 years as managing director of the Energy and Natural Resources Group of UBS Warburg/UBS Securities. He has also chaired the U.S. Department of Energy’s Environmental Management Advisory Board.
EDUCATION
BA, State University of New York Oneonta
MPA, Syracuse University
Graduate, Advanced Management Program of the European Institute of Business Administration (INSEAD)

James Ajello Senior Vice President, Finance, Chief Financial Officer and Treasurer

MS. KANER is responsible for all of PGE’s legal affairs. She coordinates the Company’s ethics and governance, corporate compliance and Federal Energy Regulatory Commission compliance activities. Before joining PGE in 2017, Ms. Kaner successfully handled contract, employment and other commercial litigation cases at the Portland office of Markowitz Herbold PC. In addition to being honored by the Portland Business Journal as one of the region’s most influential businesswoman, Ms. Kaner has been recognized for her public service by the Oregon State Bar. She is an active member of the community and currently serves as a member of the Board of Directors of Impact NW, whose mission is to prevent homelessness.
EDUCATION
BA, cum laude, University of Pennsylvania
JD, magna cum laude, Villanova University School of Law

Lisa Kaner Vice President, General Counsel and Corporate Compliance Officer

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MR. BEKKEDAHL oversees PGE operational areas and is responsible for advancing PGE’s integrated smart grid strategy since 2019. PGE's Utility Operations and Operations Services divisions.
Mr. Bekkedahl joined PGE in 2014 and until 2019 served as vice president of Transmission & Distribution, bringing more than three decades of leadership experience in the energy industry. Before joining PGE, he was senior vice president for transmission services at the Bonneville Power Administration and held leadership positions at Clark Public Utilities, PacifiCorp and Montana Power Company. Mr. Bekkedahl serves on the Electric Power Research Institute (EPRI), Research Advisory Committee, the Stanford University Bits and Watts Advisory Council, Common Ground Alliance (CGA - 811) Board, Grid Wise Board, and the All Hands Raised Council for student development.
EDUCATION
BS, Electrical Engineering, Montana State University

Larry Bekkedahl Senior Vice President, Advanced Energy Delivery

MR. KOCHAVATR is responsible for the infrastructure, operations and development of all information systems at PGE. He joined the Company in 2018.
Mr. Kochavatr has more than 20 years of experience in the information technology industry. Before joining PGE, he was senior vice president and CIO at SUEZ Water Technologies & Solutions (formerly General Electric Water and Process Technologies) from 2017-2018 and chief information officer and chief digital officer from 2012-2017 and served in several information technology leadership positions at GE Power (formerly GE Energy) for 11 years. Mr. Kochavatr also currently serves as board chair of the Technology Association of Oregon.
EDUCATION
BA, University of California, Los Angeles
MBA, University of Chicago’s Booth School of Business

John Kochavatr Vice President Information Technology and Chief Information Officer

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Compensation Discussion and Analysis

COMPENSATION AND DISCUSSION ANALYSIS TABLE OF CONTENTS
Setting Executive Compensation	45
PGE VS. 2021 PEER GROUP	48
2021 Executive Compensation	49
COMPENSATION ELEMENTS	49
PERFORMANCE -CONDITIONED COMPENSATION	49
BASE SALARIES	50
ANNUAL CASH INCENTIVE AWARDS	50
2021 ACI PROGRAM TARGET AWARDS	51
2021 ACI PROGRAM RATIONALE FOR SELECTION OF PERFORMANCE METRICS	52
2021 ACI PROGRAM GOAL WEIGHTINGS	53
2021 ACI PROGRAM PERFORMANCE RESULTS	53
NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS	55
LONG-TERM INCENTIVE AWARDS	56
CALCULATION OF TOTAL LTI AWARD OPPORTUNITY	56
2021 PSU AWARDS	57
RATIONALE FOR LTI AWARDS DESIGN	57
2021 PSU AWARD METRICS AND PAYOUT CALCULATION	58
2021 RSU AWARDS	58
OTHER TERMS OF THE PSU AND RSU AWARDS	58
2021 PSU AWARD PAYOUT	59
BENEFITS PLANS	61
Other Compensation Policies and Practices	63
RISK MANAGEMENT	63
ANNUAL INDEPENDENT COMPENSATION RISK ASSESSMENT	63
ANTI-HEDGING AND PLEDGING POLICY	64
STOCK OWNERSHIP POLICY	64
EQUITY GRANT PRACTICES	65
INCENTIVE COMPENSATION CLAWBACK AND CANCELLATION POLICY	65
IMPACTS OF REGULATORY REQUIREMENTS	66

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Setting Executive Compensation
The Role of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee, consisting entirely of independent directors, establishes our compensation philosophy and practices and develops, reviews and approves the compensation of the Company’s executive officers.
The Compensation and Human Resources Committee’s executive compensation determinations are the result of the Compensation and Human Resources Committee’s business judgment, which is informed by the experience of its members and input provided by its independent compensation consultant, our CEO (other than with respect to her own compensation), other members of management, and shareholders.
Each year, the Compensation and Human Resources Committee conducts an evaluation of the Company's executive compensation program to determine any appropriate changes. In making this determination, the Compensation and Human Resources Committee may consult with its independent compensation consultant and management, as described below; however, the Compensation and Human Resources Committee makes final decisions regarding the compensation paid to our named executive officers based on its own judgment.
In determining whether to make changes to our executive compensation program, the Compensation and Human Resources Committee may consider a number of factors, including, but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, shareholders’ interests and peer comparisons as described below.

Key Actions of Compensation and Human Resources Committee	Annual review of executive officers' performance
Establishes base salaries, annual cash awards and equity awards for all executive officers other than the CEO, unless approved by the independent directors acting as a committee
Recommends base salary, annual cash awards and equity awards for the CEO

Key Actions of Independent Directors	Annual review of CEO performance
Considers recommendations of the Compensation and Human Resources Committee and approves base salary, annual cash awards and equity awards for the CEO
The Role of the Compensation Consultant. The Compensation and Human Resources Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the consultant. As part of the review process, the Compensation and Human Resources Committee considers the independence of the consultant in accordance with SEC and NYSE rules.
During 2021, the Compensation and Human Resources Committee’s independent compensation consultant, FW Cook, provided no services to the Company other than services for the Compensation and Human Resources Committee, and worked with Company’s management, as directed by the Compensation and Human Resources Committee, only on matters for which the committee is responsible.
At the Compensation and Human Resources Committee’s request, FW Cook regularly attends committee meetings. FW Cook also communicates with the Compensation and Human Resources Committee or the Chair of the Compensation and Human Resources Committee outside committee meetings regarding matters related to the committee’s responsibilities. FW Cook prepares a comprehensive compensation risk assessment study to evaluate whether the Company's compensation programs are likely to create a material risk for the Company.
In 2021, the Compensation and Human Resources Committee generally sought input from FW Cook on a range of external market factors related to the Company's compensation programs, CEO pay, environmental, social, and governance performance metrics and other evolving compensation trends, including legislative development and best

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Compensation Discussion and Analysis
practices, appropriate market reference points, and market compensation data. FW Cook reported on and provided market compensation data and trends regarding director compensation programs, general observations about management’s recommendations regarding the amount and form of compensation for our named executive officers.

Key Actions of Independent Consultant	Advises the Compensation and Human Resources Committee on compensation plan design
Advises the Compensation and Human Resources Committee on appropriate compensation levels, trends and legislative developments
Performs annual compensation risk assessment for consideration by the Compensation and Human Resources Committee
In addition, management has engaged its own compensation consultant, Willis Towers Watson, to assist with a variety of design compensation matters, including compensation benchmarking and the development of recommendations on compensation program design.
The Role of the Chief Executive Officer and Management. At the Compensation and Human Resources Committee's request, Ms. Pope provides input regarding the performance and compensation of the other named executive officers. The Compensation and Human Resources Committee considers Ms. Pope’s evaluation and her direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. Ms. Pope is not present during the Compensation and Human Resources Committee's voting or deliberations regarding her own compensation.

Key actions of CEO and Management	Provides input on executive officers' performance
Makes recommendations on compensation plan design
Provides information about Company's performance relative to incentive plan goals
The Role of Shareholders. Shareholders are provided the opportunity to cast an annual advisory vote on the compensation of our named executive officers and have indicated their strong support for the compensation of our named executive officers in each of the past five years. Most recently, 98% of votes cast on the say-on-pay proposal at the 2021 Annual Meeting voted in favor of our executive compensation program and there were no significant changes to our executive compensation program for 2021. We have ongoing discussions with many of our shareholders regarding various corporate governance topics, including environmental, social, and governance, executive compensation, and related trends. The Compensation and Human Resources Committee considers these discussions while reviewing our executive compensation program and will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.
The Role of Market Data and Peer Companies. The Compensation and Human Resources Committee considers compensation market comparisons to ensure the competitiveness of the Company's executives’ pay. The Compensation and Human Resources Committee views the labor market for our most senior positions as nationwide, broad cross-section of companies in various industries, and the committee recognized that this labor market varies by position. The committee's use of both general industry and utility benchmarking data reflects the competitive labor market from which we recruit executives. For the 2021 executive compensation program, the Compensation and Human Resources Committee evaluated pay by reference to the 50th percentile of the relevant market, reviewing data in total and by comparison (base salaries, incentive awards and equity awards). Positions relative to the 50th percentile may vary based on factors such as time in position, experience, qualifications, performance, and considerations of internal equity.
Actual compensation for named executives may be higher or lower than target compensation, as it reflects actual performance and payouts under our performance-based annual incentive award and our long-term equity based incentive awards.
When benchmarking executive pay, the Compensation and Human Resources Committee relies on benchmarking surveys, as well as publicly available information regarding the pay practices of a group of utility industry peer companies selected by our Compensation and Human Resources Committee each year. Although in 2021 the

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Compensation Discussion and Analysis
benchmarking data on which we relied was generally based on utility industry surveys and general industry for the chief information officer role, moving forward we may be using general industry survey data as appropriate to reflect the realities of the competitive marketplace for the Company’s talent needs. The Compensation and Human Resources Committee reviews and approves peer group composition each year. With the assistance of FW Cook, the Compensation and Human Resources Committee identified groups of companies to serve as market reference points for compensation comparison purposes for 2021. The table below shows the most relevant benchmarking survey data for each of our named executive officers:

Named Executive Officer		Utility Industry(1)	General Industry(1)
Maria Pope	President & CEO	✓
James Ajello	SVP, Finance, CFO & Treasurer	✓
Lisa Kaner	VP, General Counsel & Corporate Compliance Officer	✓
Larry Bekkedahl	SVP, Advanced Energy Delivery	✓
John Kochavatr	VP, Information Technology & Chief Information Officer		✓
(1)     Data sources included Willis Towers Watson 2020 Energy Services Executive Compensation Survey – U.S.

Looking Forward	For 2022, in keeping with our guiding principles of reasonable competitive pay, with the assistance of FW Cook, salaries for certain positions including named executive officers in the chief financial officer and chief legal officer positions will be benchmarked at a market reference point that weights equally the Utility Industry and General Industry benchmarking survey data.

A peer group for 2021 compensation decisions was developed for reference consisting of companies that represent the best match with the Company based on the following criteria:
•Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix focused on either regulated electric operations or a balance of regulated electric and regulated gas operations.
•Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.
•Comparable Size. Our peer companies should be within a reasonable range relative to key financial measures, including revenue, market capitalization, and enterprise value.
•Investment-Grade Credit Ratings. Our peer companies should have credit ratings that allow for financing at a reasonable cost in most market environments.
•Balanced Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and service territories not overly reliant on one key customer or industry sector.
•Regulatory Environment. Our peer companies should have a comparable cost of service ratemaking process and allowed return on equity, as well as a history of allowed recovery on regulatory assets, fuel and power costs and prudently incurred deferred costs.
•Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.
•Growth Opportunities. The growth opportunities of our peer companies should be based primarily on regulated activities.

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Compensation Discussion and Analysis
In the case of Northwest Natural Gas Company, we also considered geographic proximity, to the extent it could result in the Company’s serving as a potential competitor for executive talent.
For 2021 the Compensation and Human Resources Committee selected the following companies to serve as our compensation peer group:

2021 PEER GROUP
ALLETE, INC.	Evergy, Inc.	Northwest Natural Gas Company	PNM Resources, Inc.
Alliant Energy Corporation	Hawaiian Electric	NorthWestern Corporation	Puget Energy, Inc.
Avista Corporation	IDACORP, Inc.	OGE Energy Corp.
Black Hills Corporation	NiSource, Inc.	Pinnacle West Capital Corporation
Based on data compiled by Willis Towers Watson at the time of our 2021 peer group review, PGE was positioned near the median of the peer group in terms of revenue and market capitalization:
PGE VS. 2021 PEER GROUP

Revenue				PGE 54th Percentile

0	25	50	75	100

Market Capitalization				PGE 32nd Percentile

0	25	50	75	100
The Role of Internal Equity. The Compensation and Human Resources Committee uses internal pay equity principles to determine the compensation for positions that are unique or difficult to benchmark against market and peer data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.

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Compensation Discussion and Analysis
2021 Executive Compensation
COMPENSATION ELEMENTS
The three components of the total direct compensation delivered in our program are: 1) Base Salary; 2) Annual Cash Incentive Awards; and 3) Long-Term Equity-Based Incentives. The following table describes the principal elements of our 2021 compensation program.

	Element	Form	Key Objective and Characteristics
Fixed	Base Salaries	Cash	Establish a market-competitive pay foundation that reflects each officer's experience, skills and performance and is intended to attract and retain executives

Performance Conditioned and Variable	Annual Cash Incentive Awards	Cash	Focus executive's attention on achievement of relatively short-term financial, operating and strategic goals that we believe will increase long-term shareholder value and benefit our customers
Based on Earnings Per Share (weighted at 40%), Operational Measures (weighted at 30%) and Strategic Initiatives (weighted at 30%). No payment unless Company exceeds threshold performance level for the final metric and maximum payouts are capped

	Long-Term Equity-Based Incentive Awards	Equity	Directly aligns executives' pay with long-term value provided to shareholders, and benefits customers by enhancing executives' focus on the Company's long-term goals
Performance-Based Restricted Stock Units (weighted at 70% collectively) ROE/Allowed ROE EPS Growth Clean Energy TSR (used as a multiplier)
Service Base Restricted Stock Units (weighted at 30% collectively). Vest ratably over three years
PERFORMANCE-CONDITIONED COMPENSATION
A significant portion of our executives' total direct compensation is tied to Company performance. The following charts show that incentive compensation represented 81% of the 2021 target total direct compensation for our CEO and 63% of the 2021 target total direct compensation for our other named executive officers.

2021 Target Direct Compensation for Chief Executive Officer
19%	20%	43%	18%

63% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs

2021 Target Direct Compensation for Other Named Executive Officers
38%	23%	27%	12%

50% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs

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Compensation Discussion and Analysis
BASE SALARIES
When setting annual base salaries of our named executive officers, the Compensation and Human Resources Committee considers market data provided by its independent compensation consultant, internal pay equity, the Company's financial results and size relative to peer companies.
The independent members of our Board approved our CEO’s 2021 base salary after receiving a recommendation from the Compensation and Human Resources Committee. This determination was based on a comprehensive review of Ms. Pope's performance for 2020.
The Compensation and Human Resources Committee considered the recommendations of our CEO and market data before setting the 2021 salaries of our other executive officers. Base salary recommendations are based on a variety of considerations, including market competitiveness, individual performance and qualifications, internal pay equity and retention risk.
The table below shows the base salaries of our named executive officers for 2020 and 2021.

	2020 Salary ($)	2021 Salary ($)	Annual Increase
Maria Pope	900,000	970,000	8%
James Ajello(1)	550,000	550,000	—%
Lisa Kaner	419,900	461,890	10%
Larry Bekkedahl	387,250	406,613	5%
John Kochavatr	357,000	374,850	5%
(1)     Mr. Ajello joined the Company on November 30, 2020.

ANNUAL CASH INCENTIVE AWARDS
OVERVIEW
Our Annual Cash Incentive Plan (ACI Plan) is a variable, at-risk component of our named executive officer's compensation and is aligned with the Company's financial, operational and strategic imperative goals, as established each year by the Compensation and Human Resources Committee.
The annual cash incentive program provides payout opportunities based on the achievement of predetermined financial, operating and strategic goals that require our named executive officers to meet high standards of performance.
For 2021, the Compensation and Human Resources Committee selected key quantitative financial and operating performance metrics: EPS, Customer Satisfaction, Electric Service Power Quality and System Reliability and Generation Plant Availability. The Compensation and Human Resources Committee also selected three strategic imperative goals: Increased Operational Efficiency; Deliver Clean, Integrated Customer Solutions; and Public Support and Policy, as part of the 2021 ACI Plan. For each category the Compensation and Human Resources Committee assigned a target score and potential score range reflecting the relative weight given the goal category. Specific quantitative scores were set for goals that comprised most of the target score.

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Compensation Discussion and Analysis
The formula for calculating awards under our 2021 ACI Program is shown below:

AWARD EARNED	=	TARGET AWARD	X	FINANCIAL PERFORMANCE % X 40%	+	OPERATING PERFORMANCE % X 30%	+	STRATEGIC IMPERATIVE PERFORMANCE % X 30%

Under the formula above, award payouts are determined by multiplying each officer’s target award by a “performance percentage” based on the achievement of financial, operating and strategic imperative goals during the year.
Unless the threshold goal is achieved for a performance measure, there is no payout for that performance measure. The Compensation and Human Resources Committee may, in its judgment, exclude the impact of unusual, non-recurring events that occur during the year. When setting the goals for 2021, the Compensation and Human Resources Committee considered many factors, including the alignment between appropriate payout opportunities and strong financial results at threshold, target, and maximum performance goal levels. The prolonging of the COVID-19 pandemic was not a consideration at the time the 2021 annual incentive plan goals were set.
Each of the performance percentages can range from 0% to 200%, with financial performance weighted 40%, operating performance weighted 30% and strategic initiatives weighted 30%. This results in a maximum ACI award opportunity equal to 200% of the target award.
Vesting of an award generally requires continued employment until the date that payment is made under the award, but if an officer’s employment is terminated before that date due to retirement, death, or disability, the officer is entitled to a portion of the award, prorated based on the number of days served during the award year.
2021 ACI PROGRAM TARGET AWARDS
Target awards for the named executive officers were established by multiplying their base salary paid in 2021 by an award multiple established by the Compensation and Human Resources Committee. The target awards of each of our named executive officers were close to the market median for their positions. (See page 46 for a discussion of how we evaluated the market-competitiveness of our executives’ compensation.)

Name	Target Award ($)*	Target Award as % of 2021 Base Salary* Paid
Maria Pope	1,012,846	105%
James Ajello	330,000	60%
Lisa Kaner	275,196	60%
Larry Bekkedahl	243,074	60%
John Kochavatr	224,086	60%

* Includes the value of paid time off taken during the year.

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Compensation Discussion and Analysis
2021 ACI PROGRAM RATIONALE FOR SELECTION OF PERFORMANCE METRICS

	Metric	Measurement	Why We Use this Metric
Financial	EPS	Measured by the Company’s net income for the year divided by average shares outstanding during the year.	EPS is a driver of shareholder value creation in the regulated utility industry.

Operating	Customer Satisfaction	Average of the Company’s residential, general business and key customer satisfaction scores on three independent utility industry surveys, where satisfaction is defined as a rating of 9 or higher on a 10-point scale.

		These ratings are weighted according to the Company’s annual revenues from each customer group. Customer satisfaction goals are updated annually based on estimated ratings needed to achieve 50th, 65th and 90th percentile rankings of the surveyed companies.	Customer satisfaction is a measure of our ability to run our business in a way that meets the needs of our customers.
	Electric Service Power Quality and System Reliability	SAIDI (a standard industry measure for outage duration), which is equal to the total number of minutes an average customer experiences service interruption during the year.	Delivering reliable electric service is our Company’s core business. Outage frequency and outage duration are fundamental measures of service reliability that our customers care about.
	Generation Plant Availability	Amount of time that a generating plant is able to produce electricity during the year (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the year. To set the maximum, target and threshold performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets.	Our ability to achieve our financial objectives and serve our customers depends in part on our generation plants’ delivery of reliable and affordable power.

Strategic	Increase operational efficiency
Measured by progress in the following areas:
• Streamline business with productivity improvements
• Deploy capital and achieve compliance efficiently
• Leadership diversity representation for women and black, indigenous and people of color
• Supplier diversity
Our Company operates in an increasingly competitive business environment and we need to continue to earn our customers' business. DEI is part of the fabric on how we operate and serve our communities.
	Deliver clean, integrated solutions	Measured by progress in the following areas: • Clean product solutions • Transportation electrification • Integrated grid platform • Flexible load • Seamless digital experiences • Retain and grow customers	Building an integrated grid promotes reliability and enables the visible and interoperable connection of customer technologies, a key component of our decarbonization and electrification strategies.
	Public Support and Policy	Measured by policy and regulatory outcomes in the following areas: • Retain and grow customers • Secure reliability and resource adequacy • Secure decarbonization ability	Achieving our strategic plans requires a policy framework that supports system reliability and fair allocation of costs to all customers.

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Compensation Discussion and Analysis
2021 ACI PROGRAM GOAL WEIGHTINGS
The weightings assigned to the 2021 ACI Program goals for each of the named executive officers are shown below.

40%	30%	10%	10%	10%

■ EPS ■ Strategic Initiatives ■ Electric Service Power Quality ■ Generation Availability ■ Customer Satisfaction
2021 ACI PROGRAM PERFORMANCE RESULTS
In February 2022, our Compensation and Human Resources Committee met to review the following performance results for the awards:

Financial Performance.	Operating Performance.	Progress on Strategic Initiatives.

Our 2021 EPS was $2.72, or 103% of target which result in 118% performance percentage for the named executive officers.
Operating performance resulted in a performance percentage of 81% for the named executive officers. Generation Plant Availability was above target level. Performance with respect to SAIDI, when adjusted for new wildfire protocols, and customer satisfaction which were below target.
Results for our strategic goals were close to or above target, resulting in an overall performance percentage of 129%. Below are highlights of our progress toward our 2021 strategic goals:

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Compensation Discussion and Analysis

Increase Operational Efficiency	Deliver Clean, Integrated Customer Solutions	Public Support and Policy

•Achieved OSHA recordable rate decrease of 16.3% and DART (days away, restricted time) rate decrease of 27.4%.

•Installed system hardening improvements in High Fire Risk Areas including ductile iron poles, fiberglass cross-arms, distribution automation equipment and remote weather stations.

•Upgraded advanced metering infrastructure improving meter communication accuracy from 70% to over 90% resulting in enhanced outage information for customers and crews. On track to eliminate thousands of manual meter reads annually.

•Deployed new outage map technology that incorporates an interactive wildfire risk map and released proactive outage and restoration alerts via text messaging.

•Increased estimated restoration time accuracy through algorithm enhancements to provide more precise information improving the outage response experience for customers.

•Launched a new supply chain procure-to-pay system doubling electronic invoices processed, centralizing procurement, increasing efficiencies and elevating transparency.

•Increased the participation of minority and disadvantaged businesses in supply chain. In 2021, the Company's supplier diversity accounted for approximately 10% or over $102 million of its procurement spend.

•Deployed new contract management and enterprise compliance systems to mitigate risks, centralize documentation and elevate accountability.

•Officially opened the new Integrated Operations Center and launched the Advanced Distribution Management System, the cornerstone of our strategy to modernize grid operations and establish new physical and cyber security capabilities to monitor and protect assets while also improving incident response times.
•Secured major customer for Green Future Impact (GFI) program, catalyzing the building of a second renewable solar facility in Wasco County. Received commission approval for Phase 2 of GFI, expanding program by 200MW. Secured commitment from major customer for 250MW of the Customer Supply Option.
•PGE’s Fleet Partner Program enrolled Titan Freight and received 16 applications from additional customers to build charging infrastructure at 28 sites that will deliver 268 EV charging ports and serve over 470 fleet EV vehicles.
•Expanded payment options through PayPal, Amazon Pay and Auto Pay via voice.

•Partnered with legislators and stakeholders to pass clean electricity legislation, secured OPUC decarbonization authority, enabled a community-wide green tariff, modernize the SB 1149 competition statute, and prevented direct access expansion and community choice aggregation.
•Filed a general rate case based on a 2022 test year, reaching settlement on key items including the Integrated Operations Center and a cost of capital outcome that maintains ROE at 9.5% and capital structure at 50/50, subject to OPUC approval.
•Filed a transmission rate case and received interim FERC approval to begin new transmission rates effective January 1, 2022, subject to final approval.

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Compensation Discussion and Analysis

	Performance Levels
Metrics	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Actual	Calculated Performance %
Financial Goal					117.61%
EPS	$2.25	$2.65	$3.05	$2.72
Operating Goals					81.43%
Generation Plant Availability	85.11%	88.17%	90.47%	88.46%
Customer Satisfaction	53.00%	60.00%	66.00%	55.91%
Electric Service Power Quality and System Reliability (1)	122.00	95.00	75.00	116.12
Strategic Initiatives (2)				2.57	128.67%
Increase Operational Efficiency	"1" rating	"2" rating	"4" rating	2.12
Deliver Clean, Integrated Solutions	"1" rating	"2" rating	"4" rating	2.37
Public Support and Policy	"1" rating	"2" rating	"4" rating	3.23
(1) After adjusting for the impact of wildfire protocols, results improve by 3 minutes.
(2) Based on a qualitative assessment of progress on the specific projects identified for each Strategic Initiative. Performance results for each project were rated by the Compensation and Human Resources Committee on a 0 to 4 scale. These results were averaged, with each project weighted equally, to yield an overall score between 0 and 4 for each Strategic Initiative. Scores for the Strategic Initiatives were then averaged to yield an overall performance percentage for the Strategic Initiatives. A minimum rating of “1” was required to earn a 50% payout and a score of “4” would have yielded a payout of 200%.
In light of these performance results, the Compensation and Human Resources Committee approved payouts for most ACI Program participants that were 110% of their target awards.
The table below shows the ACI award payouts for our 2021 named executive officers.
NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS

Name	Financial Performance %	Operating Performance %	Strategic Imperative Performance %	Award Payout ($)	Award Payout (% of Target)
Maria Pope	117.61%	81.43%	128.67%	1,114,840	110.07%
James Ajello	117.61%	81.43%	128.67%	363,232	110.07%
Lisa Kaner	117.61%	81.43%	128.67%	302,909	110.07%
Larry Bekkedahl	117.61%	81.43%	128.67%	267,552	110.07%
John Kochavatr	117.61%	81.43%	128.67%	246,652	110.07%

Looking Forward	Beginning in 2022, a culture metric based on our Guiding Behaviors will be incorporated into our annual cash incentive plan. This change is intended to further motivate our executive team to meet high standards driven by our values in addition to strong financial, operations and strategic goals. The metric will focus on workforce engagement and diversity. The financial performance measures and the threshold, target and maximum payout opportunities under our ACI Plan will not change.

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Compensation Discussion and Analysis
LONG-TERM INCENTIVE AWARDS
OVERVIEW
We grant equity-based long-term incentive (LTI) awards to our executives and other key employees pursuant to our Stock Incentive Plan. The equity component of our named executive officers' compensation emphasizes long-term shareholder value creation through performance-based restricted stock units (PSU) and time-based restricted stock units (RSU) awards.
PSU awards are a substantial, at-risk component of our named executive officers' compensation tied to the Company's long-term performance. RSU awards align the interests of executive officers with the interests of our shareholders by promoting stability and retention of a high-performing executive team over the long term.
In 2021 we allocated 70% of our officers’ total LTI award opportunities to PSU and 30% to RSU.

Our 2021 LTI Award program is consistent with our compensation guiding principles	Compensation Guiding Principle	PSUs	RSUs
	Retention	✓	✓
	Incentives to achieve specific Company objectives	✓
	Alignment with shareholders	✓	✓
	Market-competitive pay	✓	✓
CALCULATION OF TOTAL LTI AWARD OPPORTUNITY
The aggregate number of PSUs and RSUs we granted to our executive officers was the product of their 2021 base salary and an award multiple, divided by the closing price of the Company’s common stock on the grant date:

# of PSUs and RSUs Granted	=	2021 Base Salary X Award Multiple / Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate the awards for the named executive officers and the estimated value of the awards.

Name	Award Multiple	Target RSU Value* ($)	Target PSU Value* ($)	Total Target LTI Value* ($)
Maria Pope	3.15	916,650	2,138,850	3,055,500
James Ajello	1.20	198,000	462,000	660,000
Lisa Kaner	1.00	138,567	323,323	461,890
Larry Bekkedahl	1.00	121,984	284,629	406,613
John Kochavatr	1.00	112,455	262,395	374,850
*    Assumes that the Company will perform at target levels over the PSU performance period. Values are based on the closing price of the Company’s common stock on the grant date. See “Grants of Plan-Based Awards” on page 69 for additional details.

56	Portland General Electric 2022 Proxy Statement

Compensation Discussion and Analysis
2021 PSU AWARDS
Our 2021 PSU Award Program incorporates the following financial, strategic and market-based performance measures.
RATIONALE FOR LTI AWARDS DESIGN

Metric	Measurement	Why We Use this Metric
Return on Equity
The average of each of three consecutive years’ Accounting ROE as a percentage of Allowed ROE.
•“Accounting ROE” is defined as annual net income, as shown on the Company’s income statement, divided by the average of the current year’s and prior year’s shareholders’ equity, as shown on the balance sheet.
•“Allowed ROE” is the return on equity that the OPUC permits the Company to include in the rates it charges its customers.
Reflects how successful the Company is at generating a return on dollars invested by its shareholders. Because the Company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE.
EPS Growth	3-year average of the Company’s EPS growth rate, where EPS growth for a given fiscal year is defined as the percentage change in EPS over the previous fiscal year.	Provides a direct measure of the rate at which the Company has increased its profitability. EPS is a driver of shareholder value creation in the regulated electric utility industry.
Clean Energy	Average megawatts of forecast energy from carbon-free resources, Oregon Renewable Portfolios Standard-qualifying resources, and low-carbon emitting (i.e., > 95% carbon-free) systems of resources added to the Company’s energy supply portfolio during the performance period.	Creates incentive to reduce carbon potential in the Company’s energy supply portfolio in support of Oregon’s greenhouse gas emission reduction goals.
Relative TSR
TSR over the 3-year performance period relative to the TSR achieved by a comparison group of companies over the same period.
• The comparison group consists of peer companies approved by the Compensation and Human Resources Committee (ALLETE, Alliant Energy, Avista, Black Hills, Evergy, Hawaiian Electric, IDACORP, NorthWestern, OGE Energy, Otter Tail, Pinnacle West Capital and PNM Resources) on December 31,2020, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. Companies that are in bankruptcy will be assigned a negative one TSR.
• TSR measures the change in a Company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the stock price at the beginning of the period.
• To calculate the value of stock at the beginning and end of the period, we use the average daily closing price for the 20-trading day period ending on the measurement date.
• Relative TSR is determined by ranking PGE and the comparison group companies from highest to lowest according to TSR. The percentile performance of PGE relative to the comparison group companies is determined based on this ranking.
TSR is used as a modifier and is a direct measure of value creation for shareholders.

Use of relative rather than absolute TSR helps ensure that payouts reflect the Company’s relative performance rather than general market conditions.

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Compensation Discussion and Analysis
2021 PSU AWARD METRICS AND PAYOUT CALCULATION
In the first quarter of 2024, the Compensation and Human Resources Committee will determine the performance results for the 2021 PSU awards in accordance with the metrics and formula described in the table below, subject to any adjustments approved by the Compensation and Human Resources Committee pursuant to its authority under the Stock Incentive Plan.

Payout Metric (1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weighting	Percentage of Target Shares Earned
Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	0% to 55.67%
EPS Growth	2.0%	2.5%	3.0%	33%	0% to 55.67%
Clean Energy	70 (MWa)	120 (MWa)	145 (MWa)	33%	0% to 55.67%
				Payout % Subtotal	0% to 167%
Payout Multiplier Metric (2)	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of Peer Companies	50th Percentile of Peer Companies	> 75th Percentile of Peer Companies	Payout Multiplier	80% to 120%
		Total Percentage of Target PSU Award Earned			0 to 200%
(1)    Calculation of Payout Percentage Subtotal. At the end of the performance period, performance results are interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule above. Results below threshold for any goal result in zero payouts for that goal. These results are weighted equally and added to determine a payout percentage subtotal.
(2)     Application of Payout Multiplier Based on Relative TSR Results: Performance results for Relative TSR are interpolated between threshold, target and maximum levels to determine a multiplier between 80% and 120%, which is applied to the payout percentage subtotal to determine a total percentage of the target award earned. For our 2021 PSU awards, the peer group was utilized as the comparator group for the Relative TSR metric.

2021 RSU AWARDS
Each of our executive officers was awarded RSUs representing 30% of their total LTI award opportunity. Each year one-third of the RSUs granted will vest, and vesting requires that the award recipient be employed by the Company at the vesting date. However, if the officer’s employment is terminated due to retirement (which requires five years of service with the Company or an affiliate and a minimum age of 55), death, or disability before the normal vesting date, a pro rata portion of the RSUs will vest. RSUs granted in 2021 also vest in accordance with the Rule of 75, which is described below. See the discussion of the RSUs on page 74 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.”
OTHER TERMS OF THE PSU AND RSU AWARDS
Dividend Equivalent Rights. Under the 2021 PSU and RSU Awards, each named executive officer will receive a number of dividend equivalent rights (DERs) equal to the number of vested PSUs and/or RSUs. A DER represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested PSUs and/or RSUs, which dividends have a record date between the date of the grant and the end of the performance period. DERs are subject to the same vesting conditions as the PSUs or RSUs and will be settled in shares of common stock after the related PSUs and/or RSUs vest. The number of shares payable on the DERs will be calculated using the fair market value of PGE common stock as of the date the Compensation and Human Resources Committee determines the number of vested PSUs and/or RSUs.
Service Requirement. Under our PSU and RSU awards, vesting of the PSUs and/or RSUs and their related DERs generally requires that the award recipient continue to be employed by the Company during the performance period. However, if the officer’s employment concludes due to retirement, death, or disability before the end of the three-year performance period, a ratable portion of the award will vest at the end of the performance period based on actual performance. See the discussion on page 74 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.” Beginning with PSU and RSU awards issued in 2020, recipients who satisfy the “Rule of 75” are eligible

58	Portland General Electric 2022 Proxy Statement

Compensation Discussion and Analysis
for vesting of (i) their outstanding PSU awards based on performance results, and/or (ii) their outstanding RSU will vest; without regard to their termination before the end of the performance period or prior to the vesting period. An individual satisfies the Rule of 75 if, on the date of his or her termination of employment, (i) the individual is at least age 55 and has no less than five years of service with the Company or its affiliates, and (ii) the individual’s age plus years of service equals at least 75. However, the aforementioned service requirement combination of age plus years of service allowing full or pro rata payout of RSU and/or PSUs will be deemed met for each RSU and/or PSU award made or held by Mr. Ajello, and he will be eligible for payout of RSU and/or PSUs in the event his employment is concluded prior to normal vesting date.
2021 PSU AWARD PAYOUT
In 2020, the Compensation and Human Resources Committee decided to exclude the impact of unrecovered expenses related to the COVID-19 pandemic on our financial results (an impact of $0.16) in determining payout under the 2020 ACI Program and the 2018-2020 PSU awards. To maintain consistency in multi-year awards and to avoid a disproportionate increase of the EPS growth metric between years 2020 and 2021, for 2021 the Compensation and Human Resources Committee exercised its discretion and decided to exclude the same level of impact for unrecovered expenses in determining the payout for the 2019-2021 PSU awards, as the adjustment applies to 2020 EPS growth and ROE metrics. As a result of this application, there was an adjustment to the 2019-2021 PSU award; both ROE and EPS were adjusted upward. ROE was adjusted upward from 82.42% to 84.28% and the 2020 EPS growth metric was adjusted upward, which resulted in a decreased average EPS growth metric result for the 3-year period. The EPS adjustment had no effect on the payout result, as maximum payout had been reached under the program with or without the adjustment. Accordingly, the 2019-2021 PSU award payouts, when calculating performance relative to our ROE and EPS growth goals, resulted in a payout under the PSU awards granted to our executive officers in 2021 was 134% of target, based on the following performance results, as adjusted:

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weight	Actual*	Percentage of Target Award Earned
Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	84.28%	26.98%
EPS Growth	3.5% over prior year	4.5% over prior year	5.5% over prior year	33%	9.85%	55.67%
Power Supply Portfolio Carbon	4.64 (MMTCO2e)	4.42 (MMTCO2e)	4.20 (MMTCO2e)	33%	3.69	55.67%
					Payout % Subtotal	138.31%
Payout Multiplier Metric (2)	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	> 75th Percentile of EEI Regulated Index	Payout Multiplier	46th Percentile	96.92%
		Total Percentage of Target PSU Award Earned				134.05%
*    Reflects adjustment for unrecovered 2020 COVID-19 expenses. The unadjusted ROE result was 82.42% and unadjusted EPS growth was 12.11%.
These results yielded the award values set forth in the table below:

	Number of PSUs Vested(1)	Award Payout Value (2) ($)
Maria Pope	47,896	2,534,656
James Ajello(3)	—	—
Lisa Kaner	8,565	453,260
Larry Bekkedahl	5,206	275,502
John Kochavatr	5,363	283,810
(1) Includes dividend equivalent rights settled in shares per the terms of the awards.
(2) Based on a $52.92 share price, which was the closing stock price of the Company’s common stock on December 31, 2021, the vesting date for the               awards.

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Compensation Discussion and Analysis
(3) Mr. Ajello joined the Company November 30, 2020 and was not a participant in the 2019-2021 performance awards.

The terms of our 2021 PSU awards are described more fully in this Proxy Statement under the heading “Long-Term Incentive Awards.”

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Compensation Discussion and Analysis
Benefits Plans
Our named executive officers also participate in certain benefit plans including: (1) health and welfare benefits and (2) retirement and savings benefits.
HEALTH AND WELFARE BENEFITS
•Medical/Dental/Vision. Our executives are eligible to participate in our broad-based medical, dental and vision insurance programs. Non-union medical insurance is limited to high deductible health plans. For employees enrolled in our high deductible health plans, the Company also makes annual contributions to a health savings account.
•Wellness Program. All employees are eligible to participate in the Company’s wellness program, which offers a variety of benefits, including mental health benefits, financial counseling and the opportunity to earn Company health savings account contributions.
RETIREMENT AND SAVINGS BENEFITS
•401(k) Plan. All of our employees are eligible to participate in the Company’s 401(k) Plan.
•Pension Plan. One named executive officer (Ms. Pope) participates in the Portland General Electric Company Pension Plan (Pension Plan). The plan was closed to new participants before our other named executive officers joined the Company. See page 72 of this Proxy Statement for a description of the basic benefit available to non-union employees under the plan.
•Deferred Compensation Benefits. Executives and other key employees are eligible to participate in our 2005 Management Deferred Compensation Plan, which permits participants to defer the payment of income as well as the value of a certain number of hours of paid time off, depending on the participants paid time off program, but in no event does it exceed 160 hours of paid time off. Participants also earn interest on their account balances. See page 73 for details.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
Rationale for Providing Severance Pay Benefits. In 2021, the Compensation and Human Resources Committee approved the Company’s Amended and Restated Executive Severance Plan, effective July 27, 2021 (the “Severance Plan”) after reviewing information provided by the independent compensation consultant to better align the Company’s severance practice with current industry practice, including increasing the severance payments and benefits payable to eligible officers upon a qualifying termination. The Severance Plan supersedes the prior Severance Pay Plan for Executive Employees.
Our policy regarding severance protection for named executive officers stems from its importance in retaining and recruiting executives and mitigating legal issues upon an employment separation. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. To provide our officers with financial security to offset the risk of leaving another company, if the employment of an eligible officer with the Company is involuntarily terminated without cause or due to a constructive termination (or a resignation for “good reason,”) in either case absent a change in control, the Severance Plan provides for the following severance payments and benefits:
•1.5 times the annual base salary for our CEO and 1.0 times the annual base salary for non-CEO executives;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 18 months of continuation coverage under COBRA for our CEO and 12 months for all other eligible officers.

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Compensation Discussion and Analysis
For purposes of the Severance Plan, a constructive termination (or a resignation for “good reason”) includes occurrences such as a material diminution in duties or salary, or a substantial relocation. Given that none of the named executive officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to continue to retain and attract executives. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe named executive officers should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment must also occur before payment. Severance is always subject to the execution of a release of claims and adherence to non-competition and non-solicitation covenants.
Our Severance Plan also offers additional enhanced benefits if a change in control of the Company occurs and an eligible officer experiences a qualifying termination within 24 months following the change in control event. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for named executive officers. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage the named executive officers to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, if the employment of an eligible officer with the Company is involuntarily terminated without cause by the Company or due to a constructive termination (or a resignation for “good reason”) in either case within a defined period of time after a change in control of the Company, the Severance Plan provides for the following severance payments and benefits:
•2.5 times the sum of annual base salary plus the target value of the executive’s annual cash incentive award for our CEO, 2.0 times for senior officers and 1.5 times for all other eligible officers;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 30 months of continuation coverage under COBRA for our CEO, 24 months of continuation coverage under COBRA for our senior officers and 18 months for all other eligible officers.
For detailed information on the estimated potential payments and benefits payable to our named executive officers if they terminate employment, including following a change in control of the Company, see “Potential Payments and Rights on Termination and Change in Control Benefits” on page 74.
Other changes to the Severance Plan include: (i) revisions to the definitions of “Cause,” “Good Reason” and “Change in Control”; (ii) the inclusion of a provision that requires that the Severance Plan be administered by a third party following a change in control; (iii) the addition of provisions with respect to advancement and reimbursement of legal fees; and (iv) modifications to the form of employee release officers must sign to be eligible for benefits under the Severance Plan, including the addition of non-competition and non-solicitation covenants.
OFF-CYCLE COMPENSATION
On July 29, 2020, the independent directors, acting as a committee, granted Mr. Kochavatr an award of performance-based restricted stock units in recognition of the expansion of his role to include responsibility for the Company's Simplification and Transformation Initiative, which aims to reshape operational processes and customer digital experiences through the rationalization of groups and systems to drive customer value. The award had a grant-date value of $100,000 and vesting over a two-year period. At the conclusion of each performance period ending on July 30, 2021 and July 29, 2022, half of the restricted stock units awarded will vest, provided the Compensation and Human Resources Committee determines that the Company has made satisfactory progress toward the performance goals. The Compensation and Human Resources Committee concluded that there was substantial progress on the Simplification and Transformation initiative as measured by the reduction of customer minutes interrupted, cost reductions through operational efficiencies, and the introduction of new customer features and digital experiences.

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Compensation Discussion and Analysis
Other Compensation Policies and Practices
RISK MANAGEMENT
The Compensation and Human Resources Committee seeks to mitigate risk in our executive programs through the following policies and practices.
Our 2021 LTI plan includes the following risk mitigation features:
•Using multiple types of awards and performance measures, consisting of a market-based performance measure (relative total shareholder return), a financial performance measure (EPS growth), a service-based measure (time-based restricted stock units)
•Measuring our total shareholder return against peer groups selected by the Company
•Using multi-year performance periods to promote a longer-term performance horizon
•Limiting the maximum payout level for performance-based restricted stock unit awards to 200% of the target number of units (including reinvested dividend equivalents)
Our 2021 ACI Plan includes the following risk mitigation features:
•Limiting the payout at the maximum performance level to 200% of target
•Using a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain adjustments that are limited and predefined and the potential for others related to unplanned or unforeseen items, all of which are made only after thoughtful consideration by the Compensation and Human Resources Committee
•Incorporating Operational and Strategic Metrics, which are performance measures important to our business operations, in addition to the corporate financial performance measure
•Providing the Compensation and Human Resources Committee with discretion over certain incentive plan payouts
ANNUAL INDEPENDENT COMPENSATION RISK ASSESSMENT
In 2021, as in prior years, the Compensation and Human Resources Committee engaged FW Cook to perform a comprehensive risk assessment of our compensation policies and practices. The assessment covered executive and non-executive plan design and oversight as well as other aspects of our compensation practices, as summarized below:

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Compensation Discussion and Analysis

Equity Award Program	Cash Incentive Programs	Other Compensation Practices

•Equity grants •Payment timing and adjustments •Grant policies •Stock ownership guidelines and trading policies	•Pay mix •Performance metrics •Performance goals and payout curves •Payment timing and adjustments	•Incentive mix •Succession planning •Severance •Role of the Board of Directors
The finding of the report was that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. The report noted the following risk-mitigating features of our program, among others:
•Independent Board Oversight. The Compensation and Human Resources Committee oversees incentive pay programs at all levels of the organization. The CEO’s pay is set by all of the independent directors, acting as a group.
•Balanced Pay Elements. Our compensation program includes an appropriate balance in fixed and performance-conditioned pay, cash and equity, formulas and discretion, and short-term and long-term measurement periods.
•Robust Governance Policies. Policies are in place to mitigate compensation risk such as ownership guidelines, insider-trading prohibitions, and compensation clawbacks.
•Incentive Mix. Incentive awards cover multiple overlapping time frames, ranging from one-to-three years, dampening the impact of stock price and financial performance volatility in rewards. Multiple financial goals prevent an over-emphasis on any single metric.
•Risk-Adjusted Incentive Targets. Incentive award targets encourage improvements but not at levels that would encourage imprudent risk-taking.
ANTI-HEDGING AND PLEDGING POLICY
Under our Insider Trading Policy, all of our officers, employees and directors are prohibited from trading in options, warrants, puts and calls, or similar instruments on Company securities, or selling Company securities “short.” In addition, employees and directors may not purchase any financial instrument, or enter into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including prepaid variable forward contracts, equity swaps, collars or exchange funds). Directors, officers and employees are also prohibited from purchasing Company securities on margin or pledging or otherwise encumbering Company securities. These prohibitions apply to family members living in the same household as such officer, employee or director, as well as entities directly or indirectly controlled by the officer, employee or director.
STOCK OWNERSHIP POLICY
The Company has adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to create financial incentives that align the interests of executive officers with strong operating and financial performance of the Company and encourage executive officers to operate the business of the Company with a long-term perspective. The guidelines set minimum levels of stock ownership that our officers must achieve and maintain. For officers, the guidelines are:

64	Portland General Electric 2022 Proxy Statement

Compensation Discussion and Analysis

Executive Level	Stock Ownership Guidelines
Chief Executive Officer	6x base salary
Chief Financial Officer and Senior Vice Presidents	3x base salary
Vice Presidents	2x base salary
Based on FW Cook's review of competitive benchmark data, we believe our stock ownership guidelines are aligned to prevalent market practices.
The policy does not require executive officers to immediately acquire shares in an amount sufficient to meet the holding requirement. However, until the holding requirement is met, executive officers are subject to certain restrictions on their ability to dispose of shares of Company stock. The CEO is required to retain 100% of her shares acquired prior to February 2011. All executive officers are required to retain an amount of shares equal to 50% of their net after-tax performance-based equity awards until the holding requirement is met. The number of shares required to satisfy the stock ownership requirements is re-calculated annually, based on the closing price of the Company’s common stock on the date of the calculation.
The Compensation and Human Resources Committee also reviews each officer’s holdings annually to ensure that appropriate progress toward the ownership goal is being made. All of our officers either meet the stock ownership requirement or are on track to do so as required under the policy. Our stock ownership policy for non-employee directors is described on page 14 of this Proxy Statement.
EQUITY GRANT PRACTICES
Under the terms of our Stock Incentive Plan, the Compensation and Human Resources Committee is authorized to make grants of equity awards but may delegate this authority as it deems appropriate. The Compensation and Human Resources Committee has delegated authority to our CEO to make annual discretionary grants of RSUs with performance-based or time-based vesting conditions to non-executive employees for the purposes of attracting and retaining qualified employees. For 2021, the maximum RSU value that the CEO was authorized to award was $1,250,000 in the aggregate and $100,000 per award. The Compensation and Human Resources Committee has not delegated the authority to make awards to executives.
We expect that we will continue to grant equity awards to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes to non-executives. We also expect to continue to make annual grants of restricted stock units with time-based vesting conditions to the Company’s directors.
The Compensation and Human Resources Committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers in the first quarter of the fiscal year, and we expect to continue this practice.
INCENTIVE COMPENSATION CLAWBACK AND CANCELLATION POLICY
The Company maintains an incentive compensation clawback and cancellation policy that allows the Board or the Compensation and Human Resources Committee to recoup incentive compensation if (1) the Company restates its financial statements or (2) if the independent directors determine that a current or former employee has engaged in egregious misconduct resulting in actual or potential reputational or financial harm to the Company. The policy applies to cash or equity-based incentive compensation to current and former named executive officers and other executive officers that has been paid, granted, vested or accrued in any fiscal year within the three-year period preceding the filing of the restatement or one year preceding the date on which the Company discovers such conduct. The policy allows recoupment of the difference between the incentive compensation paid, granted, vested or accrued under the original results and the incentive compensation that would have been paid, granted, vested or accrued under the restated results. The policy can be enforced by reducing or cancelling outstanding and future incentive compensation, and by a claim for repayment. In determining the amount of compensation to cancel or recover under the policy, the independent

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Compensation Discussion and Analysis
directors may take into account any considerations they deem appropriate, including events that led to a financial restatement, the conduct of the individual, the impact of the misconduct, the cost of the recovery process and the likelihood of successful recovery under governing law.
The SEC has issued proposed rules requiring public companies to adopt clawback policies to recover incentive compensation overpayments from executive officers under certain conditions involving accounting restatements. The SEC has reopened the public comment period for its proposed rules. When the SEC rules become final, the Compensation and Human Resources Committee or the Board will review the existing clawback policy and determine whether changes to our incentive compensation clawback and cancellation policies are needed.
IMPACTS OF REGULATORY REQUIREMENTS
Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based RSUs, was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. While the Compensation and Human Resources Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation and Human Resources Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company and may modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with the Company’s business needs. Thus, a majority of the amounts payable under our executive compensation arrangements will not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.
Other Tax, Accounting and Regulatory Considerations. Many other Internal Revenue Code provisions, SEC regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are intended to comply with these requirements and that our Compensation and Human Resources Committee believes are effective and in the best interests of our Company and our shareholders.

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Executive Compensation Tables
Executive Compensation Tables

Summary Compensation Table
The table below summarizes the compensation for the last three years of our named executive officers.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Totals $
Maria Pope President and CEO	2021	1,025,692		3,132,499	1,114,840	49,384	85,940	5,408,355
	2020	971,710	—	2,249,979	—	167,195	121,248	3,510,132
	2019	876,077	—	2,124,935	861,406	134,472	69,058	4,065,948
James Ajello Senior Vice President, Finance, CFO and Treasurer	2021	542,445		676,632	363,232	—	39,969	1,622,278
Lisa Kaner Vice President, General Counsel and Corporate Compliance Officer	2021	453,469		473,530	302,909	—	47,234	1,277,142
	2020	412,469	225,165	419,847	—	—	76,568	1,134,049
	2019	377,596	—	379,957	196,421	—	36,615	990,589
Larry Bekkedahl Senior Vice President, Advanced Energy Delivery	2021	420,106		416,860	267,552	—	44,041	1,148,559
	2020	390,800	202,552	253,494	—	—	92,829	939,675
John Kochavatr Vice President Information Technology and Chief Information Officer	2021	396,883		384,296	246,652	—	45,179	1,073,010
	2020	377,601	163,725	349,815	—	—	72,879	964,020
	2019	353,762	—	237,996	175,887	—	100,134	867,779
(1)    Amounts in the Salary column include base salary earned and, where applicable, the value of paid time off deferred under the 2005 MDCP.
(2)    Amounts shown in the Bonus column for 2020 represent the value of payouts under the 2020 ACI Program. As a result of 2020 financial results, as previously disclosed in the 2021 proxy statement, in alignment with our pay for performance principles, Ms. Pope and two other executives did not receive a bonus due to the poor financial performance in 2020.
(3)     Amounts shown in the Stock Awards column represent the aggregate grant date fair value of PSU and RSU awards, computed in accordance with FASB ASC Topic 718, Compensation Stock Compensation, excluding the effect of estimated forfeitures related to service-based vesting. The grant date fair values reported above will likely vary from the actual amount realized by the named executive officer based on a number of factors, including the number of RSUs and PSUs that ultimately vest and the closing market price of our common stock on the vesting date. For RSUs, we calculate grant date fair value by multiplying the number of shares underlying the award by the NYSE closing price per share of our common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of performance-based goals at the “target” level for all metrics other than TSR and multiplying the corresponding number of shares earned by the NYSE closing price per share of our common stock on the grant date. For the TSR

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Executive Compensation Tables
portion of the PSUs, fair value is determined using a Monte Carlo simulation. See Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for additional details regarding the assumptions made in the valuations reflected in this column.

If the maximum number of shares issuable under the PSUs had been used to calculate the grant date fair value of the PSUs, the value of the PSUs and the aggregate grant-date fair value of all stock awards for 2021 would have been as follows:

Name	Maximum 2021 PSU Value ($)	Maximum Total 2021 Stock Award Value ($)
Maria Pope	4,277,690	5,194,308
James Ajello	923,987	1,121,949
Lisa Kaner	646,640	785,188
Larry Bekkedahl	569,181	691,148
John Kochavatr	524,715	637,136
(4)    Amounts in the Non-Equity Incentive Plan Compensation column represent cash incentive awards earned under the Company's 2008 Annual Cash Incentive Master Plan for Executive Officers (ACI Plan). The terms of the 2021 awards are discussed on page 50 in the section entitled “Annual Cash Incentive Awards.”
(5)     Amounts in this column include the increase in the actuarial present value of the named executive officers' accumulated benefits under the Portland General Electric Company Pension Plan.
(6)    The amounts in the All Other Compensation table for 2021 are described in the table below:

Name	Dividend Equivalent Rights ($)(1)	401(k) Contributions ($)(2)	Contributions to 2005 MDCP ($)(3)	HSA Contributions ($)(4)	Long-Term Disability Insurance ($)(5)	Total ($)(6)
Maria Pope	58,911	17,606		1,150	8,273	85,940
James Ajello	6,088	29,151			4,730	39,969
Lisa Kaner	12,980	29,173		1,150	3,931	47,234
Larry Bekkedahl	8,541	29,049	1,823	1,150	3,478	44,041
John Kochavatr	11,140	29,123	560	1,150	3,206	45,179
(1)    Represents the value of dividend equivalent rights earned under restricted stock unit awards, which is not included in the Stock Awards column in the Summary Compensation Table.
(2)     Represents Company contributions to the named executive officers' accounts under the 401(k) Plan.
(3)     Represents Company contributions to the named executive officers' accounts under the 2005 MDCP. See page 73 under the heading "Non-Qualified Deferred Compensation" for a discussion of the terms of the 2005 MDCP.
(4)     Represents Company contributions to named executive officers' individual health savings accounts.
(5)     Includes the value of wellness plan incentive rewards. In 2021 there were no tax gross-ups associated with Long-Term Disability Insurance.
(6)    Includes the value of the preceding columns, for 2021 there was no paid time off (PTO) balance payouts.

68	Portland General Electric 2022 Proxy Statement

Executive Compensation Tables
Grants of Plan-Based Awards
Our named executive officers participated in incentive compensation plans that are designed to encourage high levels of performance on both a short-term and long-term basis. Performance-based annual cash bonuses were provided under the annual cash incentive award plan. Long-term equity incentives were provided under our 2021 Long-Term Incentive Award plan.
The following table summarizes grants of plan-based awards made to the named executive officers in 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (Number of Units)(3)	Grant Date Fair Value ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (Number of Shares)	Target (Number of Shares)	Max (Number of Shares)
Maria Pope	2/17/2021	506,423	1,012,846	2,025,692	—	—	—	—	—
	2/17/2021	—	—	—	20,433	51,083	102,166	—	2,138,845
	2/17/2021	—	—	—	—	—	—	21,892	916,618
James Ajello	2/17/2021	165,000	330,000	660,000	—	—	—	—	—
	2/17/2021	—	—	—	4,414	11,034	22,068	—	461,994
	2/17/2021	—	—	—	—	—	—	4,728	197,961
Lisa Kaner	2/17/2021	137,598	275,196	550,392	—	—	—	—	—
	2/17/2021	—	—	—	3,089	7,722	15,444	—	323,320
	2/17/2021	—	—	—	—	—	—	3,309	138,548
Larry Bekkedahl	2/17/2021	121,537	243,074	486,148	—	—	—	—	—
	2/17/2021	—	—	—	2,719	6,797	13,594	—	284,590
	2/17/2021	—	—	—	—	—	—	2,913	121,967
John Kochavatr	2/17/2021	112,043	224,086	448,172	—	—	—	—	—
	2/17/2021	—	—	—	3,133	6,266	12,532	—	262,357
	2/17/2021	—	—	—	—	—	—	2,685	112,421
(1)     These columns show the range of potential payouts for cash incentive awards granted in 2021 under our ACI Plan. The amounts shown in the Threshold column reflect payouts at threshold performance, which are 50% of target awards. The amounts in the Target column reflect payouts at target performance, which are 100% of the target awards. The amounts shown in the Maximum column reflect maximum payouts, which are 200% of the target awards. See the section of the Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards” beginning on page 50 for a description of the awards.
(2)     These columns show the estimated range of potential payouts for awards of PSUs granted in 2021 under our Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of PSUs that could vest, which is 40%, after the relative total shareholder return modifier is applied, of the target amount shown in the Target column. The number of PSUs shown in the Maximum column is equal to 200% of the target amount. See the section of the Compensation Discussion and Analysis entitled “Long-Term Incentive Awards” beginning on page 56 for a description of the awards.
(3)     This column shows the number of RSUs granted to the named executive officers in 2021.
(4)     The grant date fair values for the PSUs assume performance at target levels.

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Executive Compensation Tables
Outstanding Equity Awards at Year-End
The following table summarizes the grants of equity awards that were outstanding at December 31, 2021, for our named executive officers. These awards consist of performance based and service based restricted stock units.

Name	Grant Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested ($)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)
Maria Pope	02/13/2019(2)	10,919	577,833	—	—
	02/12/2020(3)	—	—	27,673	1,464,455
	02/12/2020(4)	9,224	488,134	—	—
	02/17/2021(5)	—	—	51,083	2,703,312
	02/17/2021(6)	21,892	1,158,525	—	—
James Ajello	02/17/2021(5)	—	—	11,034	583,919
	02/17/2021(6)	4,728	250,206	—	—
Lisa Kaner	02/13/2019(2)	1,952	103,300	—	—
	02/12/2020(3)	—	—	5,164	273,279
	02/12/2020(4)	1,721	91,075	—	—
	02/17/2021(5)	—	—	7,722	408,648
	02/17/2021(6)	3,309	175,112	—	—
Larry Bekkedahl	02/13/2019(2)	1,187	62,816	—	—
	02/12/2020(3)	—	—	3,118	165,005
	02/12/2020(4)	1,039	54,984	—	—
	02/17/2021(5)	—	—	6,797	359,697
	02/17/2021(6)	2,913	154,156	—	—
John Kochavatr	02/13/2019(2)	1,223	64,721	—	—
	02/12/2020(3)	—	—	3,073	162,623
	02/12/2020(4)	1,024	54,190	—	—
	07/29/2020(7)	1,140	60,329	—	—
	02/17/2021(5)	—	—	6,266	331,597
	02/17/2021(6)	2,685	142,090	—	—
(1)    Market value is based on the NYSE closing price of our common stock on December 31, 2021, which was $52.92.
(2)    Amounts in these rows relate to the award of RSUs with a vesting date of February 13, 2022.
(3)    Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2022 granted under the 2020 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation and Human Resources Committee. The amount shown does not represent our estimate of the actual achievement to date under the awards.
(4)    Amounts in these rows relate to the award of RSUs with a vesting date of February 12, 2023.
(5)    Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2023 granted under the 2021 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation and Human Resources Committee. The amount shown does not represent our estimate of the actual achievement to date under the awards.
(6)    Amounts in these rows relate to the award of RSUs with a one-third vesting on each February 14 of 2022, 2023 and 2024.
(7)    Amounts in this row relate to the award of RSUs to Mr. Kochavatr in recognition of the expansion of his role, granted on July 29, 2020. The amount shown is the second half of the total award of 2,279 units which will vest on July 30, 2022, provided the Compensation and Human Resources Committee determines satisfactory progress described in the Off-Cycle Compensation section on page 62.

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Executive Compensation Tables
Stock Units Vested
The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested during 2021.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units(1)	Value Realized on Vesting ($)(2)
Maria Pope	14,409	603,305
James Ajello(3)	7,377	353,653
Lisa Kaner	3,177	133,021
Larry Bekkedahl	2,089	87,466
John Kochavatr(4)	3,400	150,660
(1)     The amounts shown in this column constitute the aggregate number of PSUs and/or RSUs, together with related dividend equivalent rights, that vested in 2021. The amounts shown include shares that were withheld for applicable taxes. See page 58 under the heading “Service Requirement” and page 58 under the heading “2021 RSU Awards” for a discussion of the vesting conditions of the PSUs and RSUs, respectively.
(2)     Pursuant to SEC rules, the “value realized” on the vesting of PSUs and related dividend equivalents is equal to the number of shares that vested multiplied by the NYSE closing price of the Company’s common stock on the vesting date.
(3)     Mr. Ajello joined the Company in 2020 and did not receive the performance share award reflected in the Stock Units Vested table. Units vested reflect a one-time time-based RSU award which vested 50% upon hire, November 30, 2020 and the remaining 50% on May 30, 2021.
(4)     Mr. Kochavatr's vested units, together with related dividend equivalent rights, includes the vesting from the award discussed on page 62 under the heading "Off-Cycle Compensation".

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Executive Compensation Tables
Pension Benefits
The following table shows the actuarial present value of Ms. Pope’s accumulated benefit under the Pension Plan as of December 31, 2021. The Pension Plan was closed to new participants before Mr. Ajello, Ms. Kaner, Mr. Bekkedahl and Mr. Kochavatr joined the Company.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Maria Pope	Pension Plan	13.00	715,917
James Ajello	Pension Plan	—	—
Lisa Kaner	Pension Plan	—	—
Larry Bekkedahl	Pension Plan	—	—
John Kochavatr	Pension Plan	—	—
Participants in the Pension Plan earn benefits under the plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date.
For non-union plan participants, the basic monthly pension benefit is based on Final Average Earnings (“FAE”), defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic pension benefit under the plan is calculated as follows:

Monthly Benefit	=	1.2% of FAE for first 30 years of service	+	0.5% of FAE in excess of 35-Year Average of Social Security Taxable Wage Base	+	0.5% of FAE for each year of service over 30 years
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse if he or she survives the participant.
Pension Plan calculations are based on assumptions that are reviewed annually with the Company’s actuaries. The benefit calculation shown in the table above assumes retirement at age 65 (or current age if later), a discount rate of 2.92% and mortality assumptions based on the Generational Annuitant Mortality (PRI-2012 with MP2018 projection and 20-year convergence to SSA smoothed long-term rates). These assumptions are the same ones used for financial reporting purposes.
The 2005 MDCP provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the 2005 MDCP. These deferrals reduce a participant’s Final Average Earnings, on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above.

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Executive Compensation Tables
Non-Qualified Deferred Compensation
Our 2005 Management Deferred Compensation Plan (2005 MDCP) allows executives and a select group of management and highly compensated employees to elect on a year-by-year basis to defer the receipt of up to 80% of their base salary and 100% of their cash incentive compensation for payment in installments or in a lump sum future date in connection with a separation of employment. Additionally, a participant can elect to defer PTO. Beginning in 2021, the maximum number of hours of PTO that a participant may defer annually is the lesser of (i) 160 or (ii) total projected PTO hours for the year less 152. The following table shows the named executive officers’ contributions and earnings in 2021 and balances as of December 31, 2021 under the 2005 MDCP. The accompanying narrative describes key provisions of the plans.

Name	Plan	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)	Aggregate Balance at 12/31/2021 ($)(3)
Maria Pope	2005 MDCP	73,347	—	50,958	1,538,650
James Ajello	2005 MDCP	—	—	—	—
Lisa Kaner	2005 MDCP	—	—	—	—
Larry Bekkedahl	2005 MDCP	101,243	1,823	10,607	359,704
John Kochavatr	2005 MDCP	55,286	560	5,237	180,742
(1)     Amounts in this column include salary and paid-time-off deferrals that are reflected in the Salary column of the Summary Compensation Table, as well as cash incentive award deferrals that are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)     Amounts in this column include a Company matching contribution of 3% of annual base salary deferred under the applicable plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.”
(3)     Amounts included in this column were reported as compensation to the named executive officer in the Company’s Summary Compensation Table for previous years, other than amounts earned before the officer first became a named executive officer.
For 2021, participants could also contribute cash payments in lieu of up to 80 hours of canceled paid time off. The Company provides a 3% matching contribution for base salary deferred. Deferral elections must be made no later than December 31 of the taxable year preceding the year in which the compensation is earned.
Amounts deferred under the 2005 MDCP accrue interest that is 0.5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index.
Payments are triggered by termination of employment, beginning six months after separation from service; a participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year for the following year’s deferrals: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

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Executive Compensation Tables
Potential Payments and Rights on Termination and Change in Control Benefits
The following plans provide benefits that may become payable to named executive officers, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the named executive employees under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2021 and the price per share of the Company common stock is equal to the closing price as of the last NYSE trading day in 2021.
EXECUTIVE SEVERANCE PLAN
The Company provides severance benefits and change-in-control benefits to executives, including all named executive officers, under its Severance Plan. In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.
To receive any severance benefits, named executive officers must release the Company and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality, non-competition, non-solicitation and non-disparagement restrictions in favor of the Company and its affiliates.
SEVERANCE BENEFITS - NO CHANGE IN CONTROL
Under the Company’s Severance Plan, executives of the Company are eligible for severance pay if they are terminated without cause, or voluntarily terminate employment for good reason and within 90 days following the event that constitutes good reason. Those benefits include:
•A cash lump sum payment equal to 1 time annual base salary, for non-CEO named executive officers, and 1.5 times annual base salary for the CEO;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 12 months of continuation coverage under COBRA for non-CEO named executive officers and 18 months for CEO (if named executive employee is eligible for and timely elects COBRA coverage).
SEVERANCE BENEFITS - CHANGE IN CONTROL
Under the Company's Severance Plan, executives of the Company are eligible for severance payment if they are terminated within 24 months after a change in control event. Those benefits include:
•A cash lump sum payment equal to 1.5 times, for Ms. Kaner and Mr. Kochavatr, 2 times, in the case of Mr. Ajello and Mr. Bekkedahl, and 2.5 times, in the case of Ms. Pope, of the sum total of (i) annual base salary at the highest rate in effect during the preceding 24 months, and (ii) the target annual cash incentive award in effect immediately prior to the start of the 24 month period;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 18 months of continuation coverage under COBRA for Ms. Kaner and Mr. Kochavatr, 24 months for Mr. Ajello and Mr. Bekkedahl, and 30 months for Ms. Pope (if the named executive employee is eligible for and timely elects COBRA coverage).

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Executive Compensation Tables
For purposes of the plan, the terms “change in control,” “cause,” and “good reason” have the following meanings:
“Change in control” means any of the following:
•A person or entity becomes the beneficial owner of Company securities representing more than 30% of the combined voting power of the Company’s then outstanding voting securities;
•During any period of two consecutive years, individuals who at the beginning of the period (the Incumbent Board) cease to constitute at least a majority of the Board of Directors, provided, that any individual becoming a director subsequent to the beginning of such two year period, whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents;
•There occurs a consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing, directly or indirectly, more than 50% of the combined voting power of the voting securities of the Company or other surviving entity outstanding immediately after such merger or consolidation; or
•The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
A Change in Control shall not be deemed to have occurred if holders of common stock of the Company continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company as a result of a transaction or a series of integrated transactions.
“Good reason” means the occurrence of any of the following conditions:
•A material adverse change in the nature of the executive’s duties or responsibilities (for avoidance of doubt ceasing to be the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer or Chief Human Resources Officer of a public company shall constitute a material adverse change);
•A material reduction in the executive’s base compensation or short-term cash incentive compensation opportunities; or
•A mandatory relocation of the executive’s principal place of work in excess of 50 miles.
“Cause” in the case of a termination that occurs within two years of a change in control is defined as:
•The substantial and continuing failure of the executive to perform substantially all of his or her duties to the Company (other than a failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company;
•The material breach of law or written Company policy, applicable to the executive, including, but not limited to the Company's Code of Business Ethics and Conduct, that could result in significant reputation or financial harm to the Company;
•Dishonesty, gross negligence or breach of fiduciary duty;
•The commission of an act of fraud or embezzlement, as found by a court of competent jurisdiction;

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Executive Compensation Tables
•The conviction of a felony;
•A material breach of the terms of an agreement with the Company, provided that the Company provides the executive with adequate notice of the breach and the executive fails to cure the breach within 30 days after receipt of notice; or
•any other misconduct by the executive that would justify the recoupment or cancellation of compensation under the Company's Incentive Compensation Clawback and Cancellation Policy.
EQUITY AND PAYMENT ACCELERATION IN CHANGE IN CONTROL, DEATH, DISABILITY OR RETIREMENT AND THE "RULE OF 75" VESTING IN EVENT OF CHANGE OF CONTROL
Stock Incentive Plan. Under the terms of the Stock Incentive Plan, the Compensation and Human Resources Committee may accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make such other adjustments to awards as the Compensation and Human Resources Committee considers equitable to the participant and also in the best interest of the Company and its shareholders.
PSU Awards. PSU awards for executives provide for accelerated vesting in the event of the executive’s termination following a change in control. Under the terms of the grant agreements, any PSUs that have not previously vested will vest automatically at the target level of performance as of the date of termination within two years following a change in control: (i) when the grantee’s employment is terminated by the Company without cause, or (ii) if the grantee voluntarily terminates employment for good reason within 90 days after the event constituting good reason. For purposes of the PSU awards, the terms “change in control,” “cause,” and “good reason” have the same definitions as those described above under the heading “Severance Plan.” The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period.
Vesting of PSUs and RSUs and Payment of ACI in Event of Death, Disability or Retirement
PSU and RSU Awards. Our PSU and RSU award agreements with the named executive officers provide for early vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement (as defined under our Pension Plan, which requires five years of service and a minimum age of 55). In the case of PSUs, the number of units that vest is determined by multiplying the performance percentage by the number of PSUs originally granted and by the percentage of the performance period that the officer was actively employed. In the case of RSUs, the number of units that vest is determined by multiplying the number of RSUs originally granted by the percentage of the vesting period that the officer was employed.
ACI Payments. Under the terms of the ACI Plan, if a participant’s employment terminates due to death, disability or retirement, the Company will pay an award to the participant or the participant’s estate, as applicable, if and when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the Pension Plan (currently age 55 with five years of service).
Vesting of PSUs and RSUs Based on “Rule of 75”
Beginning with our 2020 awards, our PSU and RSU grant agreements provide that, if a grantee satisfies the “rule of 75” upon termination of employment for reasons other than cause, then (i) in the case of RSU awards, all unvested RSUs under the award will vest, and (ii) in the case of PSU awards, the grantee will be eligible for full vesting, based on performance results, notwithstanding early termination. For purposes of these provisions, a recipient satisfies the rule of 75 if the recipient has no less than 5 years of service and the recipient’s age plus years of service is at least 75. See "Compensation Discussion and Analysis, Other Terms of the PSU and RSU Awards," for the treatment of Mr. Ajello awards.

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Executive Compensation Tables
OUTPLACEMENT ASSISTANCE PLAN
The Company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to twelve months, with the exact length of the services determined by the Compensation and Human Resources Committee.
The tables below show the estimated value of payments and other benefits to which the named executive officers would be entitled under the Company’s plans and programs upon termination of employment in specified circumstances and following a change in control of the Company. The amounts shown assume (only for purposes of illustration and not as an expectation or projection about the future) that the effective date of the termination or change in control was December 31, 2021. Benefits that (i) do not discriminate in favor of executive officers and are generally available to salaried employees or (ii) are disclosed above under “Pension Benefits” and “Non-Qualified Deferred Compensation” are not shown in the tables below.

Maria Pope
Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)
Severance Pay Plan(1)	—	1,491,438	—	5,031,980	—
PSUs(2)(3)	2,526,348	2,526,348	—	4,631,188	2,526,348
RSUs(4)	1,198,306	1,198,306	—	2,201,316	1,198,306
Annual Cash Incentive Award(5)	1,114,840	1,114,840	—	1,114,840	1,114,840
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	4,839,494	6,355,932	—	13,004,324	4,839,494

James Ajello
Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)
Severance Pay Plan(1)	—	880,000	—	2,090,000	—
PSUs(2)(3)	—	—	—	602,653	748,130
RSUs(4)	—	—	—	250,206	72,795
Annual Cash Incentive Award(5)	—	—	—	—	363,232
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	905,000	—	2,967,859	1,184,157

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Executive Compensation Tables

Lisa Kaner
Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)
Severance Pay Plan(1)	—	755,903	—	1,410,989	—
PSUs(2)(3)	—	—	—	711,986	430,504
RSUs(4)	—	—	—	266,188	207,306
Annual Cash Incentive Award(5)	—	—	—	—	302,909
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	780,903	—	2,414,163	940,719

Larry Bekkedahl
Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)
Severance Pay Plan(1)	—	425,217	—	1,338,370	—
PSUs(2)(3)	308,312	—	—	546,452	308,312
RSUs(4)	139,681	—	—	269,436	139,681
Annual Cash Incentive Award(5)	267,552	267,552	—	267,552	267,552
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	715,545	717,769	—	2,446,810	715,545

John Kochavatr
Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)
Severance Pay Plan(1)	—	624,052	—	1,160,988	—
PSUs(2)(3)	—	—	—	514,965	293,971
RSUs(4)	—	—	—	242,479	175,629
Annual Cash Incentive Award(5)	—	—	—	—	246,652
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	649,052	—	1,943,432	716,252
(1)     The amounts shown in the Involuntary Not for Cause Termination column consist of severance payments equal to 18 months of base salary and COBRA coverage for the CEO and 12 months of base salary and COBRA coverage for all other executives at December 31, 2021 salary levels, retirement eligible executives receive a prorated annual cash incentive (ACI), per the ACI plan document; for those not retirement eligible the lump sum also includes target annual cash incentive prorated to termination. The amounts shown in the Termination Following Change in Control column consist of 30 months of base salary plus target ACI plus COBRA coverage for the CEO, 24 months of base salary plus target ACI plus COBRA coverage for the CFO and senior vice executives, and 18 months of base salary plus target ACI plus COBRA coverage for all other executives at December 31, 2021 salary levels, COBRA rates and target ACI award for 2021.

78	Portland General Electric 2022 Proxy Statement

Executive Compensation Tables
(2)    Amounts in the Voluntary Termination, Involuntary Not for Cause Termination and Death or Disability columns reflect the value at December 31, 2021 of PSUs granted in 2020 and 2021, assuming performance at 132.2% and 124.1% of target, respectively. The payout percentages for the PSU awards are based on forecasted results. The values reflect the NYSE closing price of the Company’s common stock on December 31, 2021 ($52.92). No amounts are shown for Mr. Ajello, Ms. Kaner and Mr. Kochavatr in the Voluntary Termination or Involuntary Not for Cause columns because at December 31, 2021 these officers were not retirement-eligible, as defined in the Pension Plan. See below under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement.”
(3)     Amounts in the Termination Following Change in Control column constitute the value at December 31, 2021 of PSUs granted in 2020 and 2021. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as described in the narrative below. The value shown reflects the closing price of the Company’s common stock on December 31, 2021 ($52.92).
(4)     The amounts shown in the Voluntary Termination and Death or Disability columns reflect the value at December 31, 2021 of outstanding RSUs. No values are shown in the Voluntary Termination column for Mr. Ajello, Ms. Kaner and Mr. Kochavatr because they were not retirement-eligible, as defined under the Company’s Pension Plan, at December 31, 2021. See below under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement.”
(5)     Amounts shown in this row consist of payouts under awards made pursuant to the ACI Plan. No amounts are shown in the Voluntary Termination column for Mr. Ajello, Ms. Kaner and Mr. Kochavatr because at December 31, 2021 these officers were not retirement eligible as defined in the Pension Plan, which is required for early vesting in the event of voluntary termination under the terms of the ACI Plan. See below under the heading “ACI Plan” for additional details.
(6)     Amounts in this row are the estimated value of outplacement assistance consulting services the named executive employee would receive, assuming that the executive is granted twelve months of outplacement assistance, at a value of $20,000 for the first nine months and $5,000 for an additional three months. See below under the heading “Outplacement Assistance Plan” for additional details.

Portland General Electric 2022 Proxy Statement	79

Pay Ratio Disclosure
Pay Ratio Disclosure

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO to the annual total compensation of the individual we have identified as our median employee for this purpose.
We identified our median employee by examining 2021 taxable earnings, as reported on W-2 forms (W-2 taxable earnings), for all individuals who were employed by the Company on December 31, 2021, other than our CEO. We believe that the use of W-2 taxable earnings, which is a broad and widely used measure of annual compensation, is an appropriate measure by which to determine the median employee. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize the compensation of any full-time employee who was employed for less than the full 2021 calendar year.
After identifying the median employee based on 2021 W-2 taxable earnings, we calculated annual total compensation for the median employee using the same methodology that we use for our named executive officers as set forth in the Totals column in the 2021 Summary Compensation Table. As measured using that methodology, our CEO’s annual total compensation for 2021 was $5,408,355 and our median employee’s annual total compensation for 2021 was $118,857. As a result, our 2021 CEO to median employee pay ratio was approximately 46:1.

80	Portland General Electric 2022 Proxy Statement

Item 2: Advisory Vote on Executive Compensation
Item 2: Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a "say-on-pay" vote).
As described in detail in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation programs are designed to attract and retain highly qualified executive officers and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers, our employees and the communities we serve.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders.”
Approval of this proposal will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
As an advisory vote, this proposal is not binding on the Company or the Compensation and Human Resources Committee. However, the Compensation and Human Resources Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
It is expected that the next say-on-pay vote will occur at the 2023 annual meeting of shareholders.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Portland General Electric 2022 Proxy Statement	81

Audit and Risk Committee Matters
Audit and Risk Committee Matters

Audit and Risk Committee Report
The Audit and Risk Committee is comprised of the six directors named below, and operates under the charter adopted by the Board, which is posted on the Company's website at https://investors.portlandgeneral.com/corporate-governance.
The Board has determined that each Audit and Risk Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined in the NYSE rules, our Corporate Governance Guidelines, and/or the Audit and Risk Committee's charter. The Board has also determined that Mr. Ganz, member of the committee, qualifies as an "audit committee financial expert" as defined by SEC rules.
The Audit and Risk Committee’s primary responsibilities are to assist the Board with oversight of the integrity of the Company’s financial statements and system of internal controls, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, the effectiveness of the Company’s enterprise risk management program, and the Company’s compliance with legal and regulatory requirements.
Management is responsible for the internal controls and the financial reporting processes, including the integrity and objectivity of the financial statements.
Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and of its internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting.
In performing its oversight role, the Audit and Risk Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm for 2021, Deloitte & Touche LLP (Deloitte). The Audit and Risk Committee has discussed with Deloitte significant accounting policies that the Company applies in its financial statements, as well as alternative treatments and critical audit matters addressed during the audit. We have further discussed with Deloitte the matters required to be discussed under applicable PCAOB standards. We have received from Deloitte the written disclosures and the letter required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence, and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.
The Audit and Risk Committee also has reviewed and discussed with the Company’s management the audited financial statements included in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021, and management’s reports on the financial statements and internal control over financial reporting. Management has confirmed to the Committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal control over financial reporting. Deloitte has expressed its professional opinions that the financial statements conform with accounting principles generally accepted and that management has maintained an effective system of internal control over financial reporting. In addition, the Company’s Chief Executive Officer and Chief Financial Officer have reviewed with the Audit and Risk Committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

82	Portland General Electric 2022 Proxy Statement

Audit and Risk Committee Matters
Based on these considerations, the Audit and Risk Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
AUDIT AND RISK COMMITTEE
Kathryn Jackson (Chair)
Mark Ganz
Michael Lewis
Michael Millegan
Neil Nelson
Lee Pelton

a
Principal Accountant Fees and Services
The following table shows the fees paid to Deloitte for services provided to the Company in 2020 and 2021.

	2020	2021
Audit Fees(1)	$1,808,603	$1,914,000
Audit-Related Fees(2)	27,000	38,470
Tax Fees(3)	—	16,630
All Other Fees(4)	1,895	63,895
Total	$1,837,498	$2,032,995
(1)    For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2020 and 2021 and for the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the SEC, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.
(2)    For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.
(3)    For professional tax services, including consulting and review of tax returns.
(4)    For all other products and services not included in the above three categories. Comprised of fees for an operational audit in 2021 and in both 2020 and 2021 includes Deloitte & Touche annual DART (Deloitte Accounting Research Tool site) subscription.

Pre-approval Policy for Independent Auditor Services
The Board has adopted a policy for pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditor. Each year, the Audit and Risk Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. All requests for audit, audit-related and tax services that are not on the pre-approved list of specified services must be approved by the Audit and Risk Committee. Management and the independent auditors are required to report at least quarterly to the Audit and Risk Committee regarding the services provided, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with the pre-approval policy. The Audit and Risk Committee is authorized under the pre-approval policy to delegate its pre-approval authority to a member of the committee.
All audit and permissible non-audit services provided by the independent auditors during 2020 and 2021 were pre-approved by the Audit and Risk Committee.

Portland General Electric 2022 Proxy Statement	83

Item 3: Ratification of the Appointment of Deloitte & Touche LLP

Item 3: Ratification of the Appointment of Deloitte & Touche LLP

Our Audit and Risk Committee is directly responsible for the selection, appointment, compensation, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Risk Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. The Company is asking shareholders to ratify this appointment.
Deloitte is an international accounting firm which provides leadership in public utility accounting matters. Deloitte has served as our independent registered public accounting firm since 2004.
The Audit and Risk Committee annually considers whether Deloitte should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit at least every five years. In connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the Company’s consolidated financial statements for the year ending December 31, 2022, the Company and select members of the Audit and Risk Committee performed a rigorous interview process based on professional, industry and personal criteria. As a result of this process, the Audit and Risk Committee Chair then selected the lead engagement partner taking into account management’s recommendation.
The Audit and Risk Committee considered several factors when determining whether to reappoint Deloitte as the Company's Independent auditor including:
•    Deloitte’s professional qualifications and reputation for integrity and competence in the fields of accounting and auditing;
•    Qualifications of the lead audit partner and other key audit engagement members;
•    Deloitte’s current and historical performance on the Company’s audits, including the extent and quality of its communications with the Audit and Risk Committee and the Company’s management and internal audit department;
•    Depth of Deloitte’s knowledge of the Company’s business, internal controls, and accounting practices;
•    The nature and extent of Deloitte’s non-audit services;
•    Analysis of Deloitte’s known legal risks and significant proceedings that could impair its ability to perform the Company’s annual audit;
•    Appropriateness of Deloitte’s audit fees;
•    Deloitte’s tenure as the Company’s independent auditor; and
•    The potential impact of seeking another accounting firm with comparable professional qualifications and industry expertise.
The Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm for 2022 is in the best interests of the Company and its shareholders.
Although ratification is not required by law or under our bylaws or other corporate governance documents, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this matter and as a matter of good corporate governance. If our shareholders do not ratify the appointment, this will be

84	Portland General Electric 2022 Proxy Statement

Item 3: Ratification of the Appointment of Deloitte & Touche LLP
considered a recommendation to the Board and the Audit and Risk Committee to investigate the reasons for rejection by the shareholders and consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte are expected to be present at our 2022 Annual Meeting of Shareholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Portland General Electric 2022 Proxy Statement	85

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
Security Ownership of Certain Beneficial Owners, Directors
and Executive Officers

On February 24, 2022 there were 89,573,371 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite their name, except as otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class
5% or Greater Holders
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	9,438,370	10.6%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	8,842,378	9.9%
Wellington Management Group LLP(4) 280 Congress Street Boston, MA 02210	4,979,965	5.6%
Non-Employee Directors and Director Nominees
Rodney Brown	28,929(5)	*
Jack Davis	21,094(5)(6)	*
Kirby Dyess	25,971(5)	*
Dawn Farrell	5,223(5)
Mark Ganz	29,605(5)(7)	*
Marie Oh Huber	6,669(5)	*
Kathryn Jackson	12,782(5)(8)	*
Michael Lewis	2,900(5)	*
Michael Millegan	7,283(5)	*
Neil Nelson	29,205(5)(9)	*
Lee Pelton	5,105(5)	*
James Torgerson	7,900(5)	*
Named Executive Officers
Maria Pope	129,268(10)	*
James Ajello	20,871(11)	*
Lisa Kaner	21,423(12)	*
Larry Bekkedahl	19,013(13)	*
John Kochavatr	13,488(14)	*
Executive officers and directors as a group (22 persons) (15)	468,878(15)	*
 * Percentage is less than 1% of PGE common stock outstanding.

86	Portland General Electric 2022 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
(1)    Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof. Shares of our common stock that a person has the right to acquire within 60 days of March 1, 2022 are deemed outstanding for purposes of the beneficial ownership information set forth in this column.
(2)    As reported on Schedule 13G/A filed with the SEC on February 9, 2022, reporting information as of December 31, 2021. The Schedule 13G/A indicates that the shares are held by 1 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 110,914 shares, sole dispositive power with respect to 9,247,187 shares, and shared dispositive power with respect to 191,183 shares.
(3)    As reported on Schedule 13G/A filed with the SEC on February 1, 2022, reporting information as of December 31, 2021. The Schedule 13G/A indicates that the shares are held by 15 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 8,056,725 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 8,842,378 shares, and shared dispositive power with respect to 0 shares.
(4)    As reported on Schedule 13G/A filed with the SEC on February 14, 2022, reporting information as of December 31, 2021. The Schedule 13G/A indicates that the shares are held by 4 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 4,174,812 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,979,965 shares.
(5)    Includes shares of common stock units (and dividend equivalent rights accrued thereon) as of March 1, 2022.
(6)    Includes 21,094 shares of common stock held jointly with Mr. Davis’s spouse, who shares voting and investment power.
(7)    Includes 21,641 shares of common stock that are held jointly in the Mark B. Ganz Revocable Trust with Mr. Ganz’s spouse, who shares voting and investment power.
(8)    Includes 12,782 shares of common stock held that are held jointly with Ms. Jackson’s spouse, who shares voting and investment power.
(9)    Includes 29,205 shares of common stock held that are held jointly with Mr. Nelson’s spouse, who shares voting and investment power.
(10)    Includes 11,709 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2022 if Ms. Pope terminates employment due to (i) death, (ii) disability, or (iii) retirement after attaining age 55 with at least five years of service. Includes 83,631 shares jointly held with Ms. Pope’s spouse, who shares voting and investment power with respect to such shares.
(11)    Includes 8,825 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2022 if Mr. Ajello terminates employment due to retirement, death or disability. Includes 10,901 shares held in the Mary Susan Ajello 2020 Family Trust.
(12)    Includes 2,197 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2022 if Ms. Kaner terminates employment due to death or disability.
(13)    Includes 1,783 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2022 if Mr. Bekkedahl terminates employment due to retirement, death or disability. Includes 7,902 shares jointly held with Mr. Bekkedahl's spouse, who shares voting and investment power with respect to each share.
(14)     Includes 1,966 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2022 if Mr. Kochavatr terminates employment due to death or disability.
(15)     Total includes shares beneficially owned by all directors and named executive officers, as well as other executive officers listed in Item 1, “Business of this 2021 Annual Report on Form 10-K—Information about Our Executive Officers” in the Company’s 2021 Annual Report on Form 10-K filed on February 17, 2022.

Portland General Electric 2022 Proxy Statement	87

Additional Information
Additional Information

Defined Terms and Acronyms

ACI	annual cash incentive
ACI Plan	Portland General Electric Company Annual Cash Incentive Plan
Annual Meeting	2022 Annual Meeting of Shareholders to be held on April 22, 2022
Board	Portland General Electric Company Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company or PGE	Portland General Electric Company
Deloitte	Deloitte & Touche, LLP
EPS	earnings per diluted share
FASB ASC	Financial Accounting Standards Board Accounting Standards Codification
FW Cook	Frederic W. Cook & Company, Inc.
LTI	long-term incentive
2005 MDCP	Portland General Electric Company 2005 Management Deferred Compensation Plan
MDCP	Management Deferred Compensation Plan
named executive officers	the officers or former officers of the Company identified on pages 41-43 of this Proxy Statement
NYSE	New York Stock Exchange
OPUC	Oregon Public Utility Commission
OSHA	Occupational Safety and Health Administration
PCAOB	Public Company Accounting Oversight Board
Pension Plan	Portland General Electric Company Pension Plan
PGE	Portland General Electric Company
PSU	performance-vested restricted stock unit
ROE	return on equity
RSU	time-vested restricted stock unit
SEC	Securities and Exchange Commission
SERP	supplemental executive retirement plan
TSR	total shareholder return

88	Portland General Electric 2022 Proxy Statement

Additional Information
Find Information Online

Corporate Governance
https://investors.portlandgeneral.com/corporate-governance
•Amended and Restated Certificate of Incorporation
•Amended and Restated Bylaws
•Board of Directors and Corporate Officers
•Committee Charters
•Code of Business Conduct and Ethics
•Code of Ethics
•Communications to the Board of Directors
•Corporate Governance Guidelines
•Related Persons Transactions Policy
•Political Engagement Policy
Sustainability, Environmental, Social and Governance https://investors.portlandgeneral.com/esg
Diversity, Equity & Inclusion https://portlandgeneral.com/about/who-we-are/diversity-equity-and-inclusion
Proxy Materials and Annual Reports https://investors.portlandgeneral.com/financial-information/annual-reports
Please note that information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Questions and Answers
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation of proxies by PGE’s Board of Directors for our 2022 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. This Notice of Annual Meeting and proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 8, 2022.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of printed copies of the proxy materials?
Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why did some shareholders receive printed or email copies of the proxy materials?
We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the internet.
What is “householding” and how does it affect me?
The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding

Portland General Electric 2022 Proxy Statement	89

Additional Information
Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
How can I access the proxy materials online?
This Notice of Annual Meeting of Shareholders and Proxy Statement, as well as our 2021 Annual Report, are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
Who is entitled to vote at the Annual Meeting?
Holders of PGE common stock as of the close of business on the record date, February 22, 2022, may vote at the Annual Meeting or by proxy. As of the close of business on February 22, 2022, there were 89,573,371 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the Company, and each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
What matters will be voted on at the Annual Meeting?
There are three matters scheduled for a vote at the Annual Meeting:
Item 1    Election of the 11 directors named in this Proxy Statement;
Item 2    Advisory, non-binding vote to approve the compensation of the Company’s named executive officers; and
Item 3    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.
What are the Board’s voting recommendations?
The Board recommends that you vote:
“FOR” the election of each of the Company’s 11 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I attend the virtual Annual Meeting?
To participate in the Annual Meeting, visit virtualshareholdermeeting.com/POR2022 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Pacific Time on April 22, 2022.

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How can I vote?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the meeting so that your vote will be counted should you later decide not to attend the meeting. You may vote in one of the following ways:
•    By Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.
•    By Internet. Go to proxyvote.com and follow the online instructions.
•    By Mail. If you received your proxy materials by mail, you can vote by marking, signing and dating your proxy card and returning it in the postage-page envelope provided. If you are the beneficial owner of shares held in street name, please complete and mail the voting instruction form as indicated on the form.
•    At the virtual Annual Meeting. If you are a shareholder of record on February 22, 2022 and attend the virtual Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Internet and telephone voting is available through 11:59 p.m. Eastern Time on April 19, 2022 for shares held in the Portland General Electric Company Employee Stock Purchase Plan and through 11:59 p.m. Eastern Time on April 21, 2022 for all other shares. To attend the virtual Annual Meeting and for telephone and Internet voting, you will need the 16-digit control number included on your notice or proxy card or in the voting instruction form that accompanied your proxy materials.
How can I ask a question at the Annual Meeting?
If you wish to ask a question during the virtual Annual Meeting, you may do so during the meeting by logging into the virtual meeting platform at virtualshareholdermeeting.com/POR2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Substantially similar questions may be grouped and answered as one. Any questions pertinent to meeting matters that cannot be answered during the meeting may be raised after the Annual Meeting by contacting Investor Relations at 503-464-8586.
What if I encounter technical difficulties during the Annual Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available beginning at 7:30 a.m. PDT on April 22, 2022 and will remain available until the meeting has ended.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the Company’s 11 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
NYSE rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the NYSE rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the

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election of directors and the approval of the compensation of the Company’s named executive officers. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
•    Notifying our Corporate Secretary in writing that you are revoking your proxy;
•    Delivering another duly signed proxy that is dated after the proxy you wish to revoke, or delivering a later-dated vote by telephone or on the internet; or
•    Attending the virtual Annual Meeting and voting. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required
Election to our Board of Directors of the 11 nominees named in this Proxy Statement	Votes in Favor Exceed Votes Against
Advisory vote on the compensation of the Company's named executive officers	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?
The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast on a matter as of February 22, 2022 is required to constitute a “quorum” for that matter. The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a

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new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the Annual Meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors and the advisory vote to approve the compensation of the Company’s named executive officers. A broker non-vote will not be counted for or against the matter and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the Annual Meeting.
Who will conduct the proxy solicitation and how much will it cost?
The Company is soliciting your proxy for the Annual Meeting and will pay all the costs of the proxy solicitation process. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, internet, and telephone as well as any votes cast at the Annual Meeting. Nora Arkonovich, our Assistant General Counsel, will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (503) 464-8586.

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2023 Annual Meeting of Shareholders
We plan to hold our 2023 Annual Meeting of Shareholders on April 21, 2023.
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Shareholders, they must be received by the Company’s Corporate Secretary at the address provided below no later than November 12, 2022 . All proposals must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in Company proxy materials.
Requirements for Shareholder Proposals to Be Brought Before the 2023 Annual Meeting of Shareholders and Director Nominations
Notice of any proposal that a shareholder intends to present at the 2023 Annual Meeting of shareholders but does not intend to have included in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Shareholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary not earlier than November 23, 2022 and no later than the close of business on December 23, 2022. In addition, the notice must set forth the information required by the Company’s bylaws with respect to the shareholder submitting the notice and each director nomination or other proposal that the shareholder intends to present at the Annual Meeting.
Shareholder proposals and nominations should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including the rules established by the SEC.

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